Pricing Supplement dated October 17, 2023
Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-262557
(To Product Supplement MLN-WF-1 dated August 31, 2022
and Prospectus dated March 4, 2022)

The Toronto-Dominion Bank Senior Debt Securities, Series E Equity Index Linked Securities
Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index due January 22, 2027

■    Linked to the lowest performing of the Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index (each referred to as an “Index”)
■    The securities are redeemable debt securities that, unlike ordinary debt securities, do not provide for fixed payments of interest and do not repay a fixed amount of principal at stated maturity. Whether the securities pay a contingent coupon and, if they are not redeemed prior to maturity, whether you receive the face amount of your securities at stated maturity will depend, in each case, on the performance of the lowest performing Index as described below. The lowest performing Index on any eligible trading day during an observation period (including on the final calculation day) is the Index that has the lowest closing level on that day as a percentage of its starting level
■    Contingent Coupon. The securities will pay a contingent coupon with respect to each quarterly observation period until the earlier of stated maturity or earlier redemption if, and only if, the closing level of the lowest performing Index on each eligible trading day during such observation period is greater than or equal to its coupon threshold level. However, if the closing level of the lowest performing Index on any eligible trading day during an observation period is less than its coupon threshold level, you will not receive any contingent coupon with respect to that observation period. This will be the case even if the closing level of the lowest performing Index is greater than or equal to its coupon threshold level on one or more other eligible trading days during that observation period, and even if the better performing Indices perform favorably. If the closing level of at least one Index is less than its coupon threshold level on one or more eligible trading days during each observation period, you will not receive any contingent coupons throughout the entire term of the securities. The coupon threshold level for each Index is equal to 70% of its starting level. The contingent coupon rate is 10.07% per annum
■    Optional Redemption. The Bank may, at its option, redeem the securities on any contingent coupon payment date beginning approximately three months after issuance. If the Bank elects to redeem the securities prior to maturity, you will receive the face amount of your securities plus any contingent coupon payment otherwise due
■    Potential Loss of Principal. If the Bank does not redeem the securities prior to stated maturity, you will receive the face amount at stated maturity if, and only if, the closing level of the lowest performing Index on the final calculation day is greater than or equal to its downside threshold level. If the closing level of the lowest performing Index on the final calculation day is less than its downside threshold level, you will lose more than 40%, and possibly all, of the face amount of your securities. The downside threshold level for each Index is equal to 60% of its starting level
■    If the Bank does not redeem the securities prior to stated maturity, you will have full downside exposure to the lowest performing Index from its starting level if its closing level on the final calculation day is less than its downside threshold level, but you will not participate in any appreciation of any Index and will not receive any dividends on securities included in any Index
■    Your return on the securities will depend solely on the performance of the Index that is the lowest performing Index on each eligible trading day during the observation periods, including on the final calculation day. You will not benefit in any way from the performance of the better performing Indices. Therefore, you will be adversely affected if any Index performs poorly, even if the other Indices perform favorably
■    All payments on the securities are subject to the credit risk of The Toronto-Dominion Bank (the “Bank”)
■    No exchange listing; designed to be held to maturity

The estimated value of the securities at the time the terms of your securities were set on the pricing date was $959.10 per security, as discussed further under “Selected Risk Considerations— Risks Relating to the Estimated Value of the Securities and Any Secondary Market” beginning on page P-12 and “Estimated Value of the Securities” herein. The estimated value is less than the original offering price of the securities.
The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page P-10 herein and “Risk Factors” beginning on page PS-5 of the accompanying product supplement and on page 1 of the accompanying prospectus.
The securities are senior unsecured debt obligations of the Bank, and, accordingly, all payments are subject to credit risk. The securities are not insured by the Canada Deposit Insurance Corporation pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other governmental agency of Canada, the United States or any other jurisdiction.
Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement and prospectus. Any representation to the contrary is a criminal offense.
	Original Offering Price	Agent Discount(1)	Proceeds to The Toronto-Dominion Bank
Per Security	$1,000.00	$15.25	$984.75
Total	$2,615,000.00	$39,878.75	$2,575,121.25
(1)
The Agents will receive a commission of $15.25 (1.525%) per security and will use all of that commission to allow selling concessions to other dealers in connection with the distribution of the securities. The Agents may resell the securities to other securities dealers at the original offering price less a concession of $12.50 (1.25%) per security. Such securities dealers may include Wells Fargo Advisors (“WFA”, the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of Wells Fargo Securities, LLC (“Wells Fargo Securities”). The other dealers may forgo, in their sole discretion, some or all of their selling concessions. In addition to the selling concession allowed to WFA, Wells Fargo Securities will pay $0.75 (0.075%) per security of the agent discount to WFA as a distribution expense fee for each security sold by WFA. The Bank will reimburse TD Securities (USA) LLC (“TDS”) for certain expenses in connection with its role in the offer and sale of the securities, and the Bank will pay TDS a fee in connection with its role in the offer and sale of the securities. In respect of certain securities sold in this offering, we will pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. See “Terms of the Securities—Agents” herein and “Supplemental Plan of Distribution (Conflicts of Interest) –Selling Restrictions” in the accompanying product supplement.

TD Securities (USA) LLC	Wells Fargo Securities

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®,
the Russell 2000® Index and the S&P 500® Index due January 22, 2027

Terms of the Securities
Issuer:	The Toronto-Dominion Bank (the “Bank”).
Market Measures:	The Nasdaq-100 Index®, the Russell 2000® Index and the S&P 500® Index (each referred to as an “Index,” and collectively as the “Indices”).
Pricing Date:	October 17, 2023.
Issue Date:	October 20, 2023.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Contingent Coupon Payment:
With respect to each observation period, you will receive on the related contingent coupon payment date a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the closing level of the lowest performing Index on each eligible trading day during such observation period is greater than or equal to its coupon threshold level.
Each “contingent coupon payment,” if any, will be calculated per security as follows: ($1,000 × contingent coupon rate)/4. Any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward.
If the closing level of the lowest performing Index on any eligible trading day during a observation period is less than its coupon threshold level, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the closing level of at least one Index is less than its coupon threshold level on one or more eligible trading days during each observation period, you will not receive any contingent coupon payments over the term of the securities.

Contingent Coupon Payment Dates:
Quarterly, on the third business day following each observation period end-date (as each such observation period end-date may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable); provided that the contingent coupon payment date with respect to the final observation period will be the stated maturity date.

Contingent Coupon Rate:	The “contingent coupon rate” is 10.07% per annum.
Optional Redemption:
The Bank may, at its option, redeem the securities, in whole but not in part, on any optional redemption date. If the Bank elects to redeem the securities prior to stated maturity, on the applicable optional redemption date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the face amount plus any final contingent coupon payment otherwise due.
If the Bank elects to redeem the securities on an optional redemption date, the Bank will give notice to the trustee on or before the observation period end-date immediately preceding that optional redemption date. Any redemption of the securities will be at the Bank’s option and will not automatically occur based on the performance of any Index.
If the Bank redeems the securities, they will cease to be outstanding on the applicable optional redemption date and you will have no further rights under the securities after such optional redemption date.

Observation Periods:
Each observation period will consist of each day that is a trading day for at least one Index (each such day, an “eligible trading day”) from but excluding an observation period end-date to and including the following observation period end-date, provided that the first observation period will consist of each eligible trading day from but excluding the pricing date to and including the first observation period end-date.
If a market disruption event or non-trading day occurs with respect to an Index on any eligible trading day during an observation period (other than an observation period end-date), that Index will be disregarded on that eligible trading day for purposes of determining whether a contingent coupon payment is payable with respect to such observation period. For the avoidance of doubt, any such eligible trading day for any Index not affected by a market disruption event or non-trading day on that eligible trading day will remain a valid day for purposes of determining whether a contingent coupon payment is payable with respect to such observation period, even if that day is not a trading day for any other Index or a market disruption event has occurred with respect to any other Index on that day.

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®,
the Russell 2000® Index and the S&P 500® Index due January 22, 2027

Observation Period End-Dates:
Quarterly, on the 17th day of each January, April, July and October, commencing in January 2024 and ending in January 2027, each subject to postponement as described below under “—Market Disruption Events and Postponement Provisions.” We refer to the observation period end date scheduled to occur in January 2027 (expected to be January 19, 2027) as the “final calculation day.”

Optional Redemption Dates:
Quarterly, beginning approximately three months after the issue date, on the contingent coupon payment dates following each observation period end-date scheduled to occur from January 2024 to October 2026, inclusive.

Stated Maturity Date:	January 22, 2027, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.
Maturity Payment Amount:
If the Bank does not redeem the securities prior to the stated maturity date, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the maturity payment amount (in addition to the final contingent coupon payment, if any). The “maturity payment amount” per security will equal:
•     if the ending level of the lowest performing Index on the final calculation day is greater than or equal to its downside threshold level: $1,000; or
•     if the ending level of the lowest performing Index on the final calculation day is less than its downside threshold level:

$1,000 × performance factor of the lowest performing Index on the final calculation day

If the Bank does not redeem the securities prior to stated maturity and the ending level of the lowest performing Index on the final calculation day is less than its downside threshold level, you will lose more than 40%, and possibly all, of the face amount of your securities at stated maturity.
Any return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of any Index, but you will have full downside exposure to the lowest performing Index on the final calculation day if the ending level of that Index is less than its downside threshold level.

Lowest Performing Index:
For any eligible trading day during an observation period (including the final calculation day), the “lowest performing Index” will be the Index with the lowest performance factor on that eligible trading day and that has not been disregarded due to a market disruption event or non-trading day in accordance with “—Observation Periods” above.
For the avoidance of doubt, if any eligible trading day is a valid day for only one Index, then that Index will be the lowest performing Index on that eligible trading day.

Performance Factor:	With respect to an Index on any eligible trading day during an observation period, its closing level on such day divided by its starting level (expressed as a percentage).
Closing Level:
With respect to each Index, closing level has the meaning set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Certain Definitions” in the accompanying product supplement.

Starting Level:
With respect to the Nasdaq-100 Index®: 15,122.01, its closing level on the pricing date.
With respect to the Russell 2000® Index: 1,766.046, its closing level on the pricing date.
With respect to the S&P 500® Index: 4,373.20, its closing level on the pricing date.

Ending Level:	The “ending level” of an Index will be its closing level on the final calculation day.
Coupon Threshold Level:
With respect to the Nasdaq-100 Index®: 10,585.407, which is equal to 70% of its starting level.
With respect to the Russell 2000® Index: 1,236.2322, which is equal to 70% of its starting level.
With respect to the S&P 500® Index: 3,061.24, which is equal to 70% of its starting level.

Downside Threshold Level:
With respect to the Nasdaq-100 Index®: 9,073.206, which is equal to 60% of its starting level.
With respect to the Russell 2000® Index: 1,059.6276, which is equal to 60% of its starting level.
With respect to the S&P 500® Index: 2,623.92, which is equal to 60% of its starting level.

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®,
the Russell 2000® Index and the S&P 500® Index due January 22, 2027

Market Disruption Events and Postponement Provisions:
Each observation period end-date is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the final calculation day is postponed and will be adjusted for non-business days. For more information regarding adjustments to the observation period end-dates and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each observation period end-date is a “calculation day” and each optional redemption date and the stated maturity date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	The Bank
U.S. Tax Treatment:
By purchasing the securities, you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to treat the securities, for U.S. federal income tax purposes, as prepaid derivative contracts with respect to the Market Measures with associated contingent coupons. Pursuant to this approach, any Contingent Coupon Payment that you receive should be included in ordinary income at the time you receive the payment or when it accrues, depending on your regular method of accounting for U.S. federal income tax purposes. Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat the securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences” herein and in the product supplement. An investment in the securities is not appropriate for non-U.S. holders, and we will not attempt to ascertain the tax consequences to non-U.S. holders of the purchase, ownership or disposition of the securities.

Canadian Tax Treatment:	Please see the discussion in the product supplement under “Supplemental Discussion of Canadian Tax Consequences,” which applies to the securities.
Agents:
TD Securities (USA) LLC and Wells Fargo Securities, LLC.
The Agents will receive a commission of $15.25 (1.525%) per security and will use all of that commission to allow selling concessions to other dealers in connection with the distribution of the securities. The Agents may resell the securities to other securities dealers at the original offering price less a concession of $12.50 (1.25%) per security. Such securities dealers may include WFA. In addition to the selling concession allowed to WFA, Wells Fargo Securities will pay $0.75 (0.075%) per security of the agent discount to WFA as a distribution expense fee for each security sold by WFA.
In addition, in respect of certain securities sold in this offering, we will pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.
The price at which you purchase the securities includes costs that the Bank, the Agents or their respective affiliates expect to incur and profits that the Bank, the Agents or their respective affiliates expect to realize in connection with hedging activities related to the securities, as set forth above. These costs and profits will likely reduce the secondary market price, if any secondary market develops, for the securities. As a result, you may experience an immediate and substantial decline in the market value of your securities on the pricing date. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Agent Discount, Offering Expenses and Certain Hedging Costs are Likely to Adversely Affect Secondary Market Prices” in this pricing supplement.

Listing:	The securities will not be listed or displayed on any securities exchange or electronic communications network
Canadian Bail-in:	The securities are not bail-inable debt securities under the CDIC Act
Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	89115FF89 / US89115FF891

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®,
the Russell 2000® Index and the S&P 500® Index due January 22, 2027

Additional Information about the Bank and the Securities
You should read this pricing supplement together with product supplement MLN-WF-1 dated August 31, 2022 and the prospectus dated March 4, 2022 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement or prospectus. In the event of any conflict, the following hierarchy will govern: first, this pricing supplement; second, the product supplement; and last, the prospectus. The securities may vary from the terms described in the accompanying product supplement and prospectus in several important ways. You should read this pricing supplement, including the documents incorporated herein, carefully.
You may access the product supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):
•	Product Supplement MLN-WF-1 dated August 31, 2022:
http://www.sec.gov/Archives/edgar/data/0000947263/000114036122031647/brhc10041395_424b3.htm
•	Prospectus dated March 4, 2022:
http://www.sec.gov/Archives/edgar/data/947263/000119312522066245/d203088d424b3.htm
Our Central Index Key, or CIK, on the SEC website is 0000947263. As used in this pricing supplement, the “Bank,” “we,” “us,” or “our” refers to The Toronto-Dominion Bank and its subsidiaries.
We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case we may reject your offer to purchase.

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®,
the Russell 2000® Index and the S&P 500® Index due January 22, 2027

Estimated Value of the Securities
The final terms for the securities were determined on the pricing date, as indicated under “Terms of the Securities” herein, based on prevailing market conditions on the pricing date, and are set forth in this pricing supplement.
The economic terms of the securities are based on our internal funding rate (which is our internal borrowing rate based on variables such as market benchmarks and our appetite for borrowing), and several factors, including any sales commissions expected to be paid to TDS or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, estimated costs which we may incur in connection with the securities and an estimate of the difference between the amounts we pay to an affiliate of Wells Fargo Securities and the amounts that an affiliate of Wells Fargo Securities pays to us in connection with hedging your securities as described further under “Terms of the Securities—Agents” herein and “Risk Factors—Risks Relating to Hedging Activities and Conflicts of Interest” in the accompanying product supplement. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected to have had an adverse effect on the economic terms of the securities.
On the cover page of this pricing supplement, we have provided the estimated value for the securities. The estimated value was determined by reference to our internal pricing models which take into account a number of variables and are based on a number of assumptions, which may or may not materialize, typically including volatility, interest rates (forecasted, current and historical rates), price-sensitivity analysis, time to maturity of the securities, and our internal funding rate. For more information about the estimated value, see “Selected Risk Considerations — Risks Relating to the Estimated Value of the Securities and Any Secondary Market” herein. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected, assuming all other economic terms are held constant, to increase the estimated value of the securities. For more information see the discussion under “Selected Risk Considerations — Risks Relating to the Estimated Value of the Securities and Any Secondary Market — The Estimated Value of Your Securities Is Based on Our Internal Funding Rate.”
Our estimated value of the securities is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which the Agents may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, the Agents or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.
Assuming that all relevant factors remain constant after the pricing date, the price at which the Agents may initially buy or sell the securities in the secondary market, if any, may exceed our estimated value on the pricing date for a temporary period expected to be approximately four months after the issue date because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities which we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the securities and any agreement we may have with the distributors of the securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the issue date of the securities based on changes in market conditions and other factors that cannot be predicted.
We urge you to read the “Selected Risk Considerations” in this pricing supplement.

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®,
the Russell 2000® Index and the S&P 500® Index due January 22, 2027

Investor Considerations
The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

seek an investment with contingent coupon payments at a rate of 10.07% per annum until the earlier of stated maturity or early redemption, if, and only if, the closing level of the lowest performing Index on each eligible trading day during such observation period is greater than or equal to 70% of its starting level;

are willing and able to accept that you will not receive a contingent coupon payment with respect to an observation period if the closing level of the lowest performing Index on any eligible trading day during that observation period is less than its coupon threshold level, even if the closing level of the lowest performing Index is greater than or equal to its coupon threshold level on one or more other eligible trading days during that observation period;

understand that if the ending level of the lowest performing Index on the final calculation day has declined by more than 40% from its starting level, they will be fully exposed to the decline in the lowest performing Index from its starting level and will lose more than 40%, and possibly all, of the face amount at stated maturity;

are willing to accept the risk that they may receive few or no contingent coupon payments over the term of the securities;

understand that the Bank may redeem the securities prior to stated maturity at its option beginning approximately three months after issuance and that it is more likely that the bank will redeem the securities when it would otherwise be advantageous for you to continue to hold the securities;

understand that the return on the securities will depend solely on the performance of the Index that is the lowest performing Index on each eligible trading day during each observation period (including the final calculation day) and that they will not benefit in any way from the performance of the better performing Indices;

understand that the securities are riskier than alternative investments linked to only one of the Indices or linked to a basket composed of each Index;
understand and are willing to accept the full downside risks of each Index;
are willing to forgo participation in any appreciation of any Index and dividends on securities included in the Indices; and
are willing to hold the securities until maturity.
The securities may not be an appropriate investment for investors who:
seek a liquid investment or are unable or unwilling to hold the securities to maturity;
require full payment of the face amount of the securities at stated maturity;
seek a security with a fixed term;

are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

are unwilling to accept the risk that the ending level of the lowest performing Index on the final calculation day may decline by more than 40% from its starting level;
seek certainty of current income over the term of the securities;
seek exposure to the upside performance of any or each Index;

seek exposure to a basket composed of each Index or a similar investment in which the overall return is based on a blend of the performances of the Indices, rather than solely on the lowest performing Index;

are unwilling to accept the risk of exposure to the Indices;
are unwilling to accept the credit risk of the Bank; or
prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.
The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Indices, please see the sections titled “The Nasdaq-100 Index®,” “The Russell 2000® Index” and “The S&P 500® Index” below.

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®,
the Russell 2000® Index and the S&P 500® Index due January 22, 2027

Determining Payment On A Contingent Coupon Payment Date and at Maturity
Unless we have previously redeemed the securities at our option, on each contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the closing level of the lowest performing Index on each eligible trading day during the related observation period.
Step 1: Determine which Index is the lowest performing Index on each eligible trading day during the related observation period. The lowest performing Index on any eligible trading day during an observation period is the Index that has the lowest performance factor on that date. The performance factor of an Index on any eligible trading day during an observation period (including on the final calculation day) is its closing level on that day as a percentage of its starting level (i.e., its closing level on that day divided by its starting level).
Step 2: Determine whether a contingent coupon is paid on the applicable contingent coupon payment date, based on the closing level of the lowest performing Index on each eligible trading day during the relevant observation period, as follows:
If we have not previously redeemed the securities at our option, then at maturity you will receive (in addition to the final contingent coupon payment, if any) a cash payment per security (the maturity payment amount) calculated as follows:
Step 1: Determine which Index is the lowest performing Index on the final calculation day. The lowest performing Index on the final calculation day is the Index with the lowest performance factor on the final calculation day. The performance factor of an Index on the final calculation day is its ending level as a percentage of its starting level (i.e., its ending level divided by its starting level).
Step 2: Calculate the maturity payment amount based on the ending level of the lowest performing Index on the final calculation day, as follows:

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®,
the Russell 2000® Index and the S&P 500® Index due January 22, 2027

Hypothetical Payout Profile
The following profile illustrates the potential maturity payment amount on the securities (excluding the final contingent coupon payment, if any) for a range of hypothetical performances of the lowest performing Index on the final calculation day from its starting level to its ending level, assuming the Bank has not redeemed the securities prior to the stated maturity date. As this profile illustrates, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending level of the lowest performing Index on the final calculation day and whether you hold your securities to stated maturity. The performance of the better performing Indices is not relevant to your return on the securities.

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®,
the Russell 2000® Index and the S&P 500® Index due January 22, 2027

Selected Risk Considerations
The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.
Risks Relating To The Securities Generally
If The Bank Does Not Redeem The Securities Prior To Stated Maturity, You May Lose Some Or All Of The Face Amount Of Your Securities At Stated Maturity.
We will not repay you a fixed amount on the securities at stated maturity. If the Bank does not redeem the securities prior to stated maturity, you will receive a maturity payment amount that will be equal to or less than the face amount, depending on the ending level of the lowest performing Index on the final calculation day.
If the ending level of the lowest performing Index on the final calculation day is less than its downside threshold level, the maturity payment amount will be reduced by an amount equal to the decline in the level of the lowest performing Index from its starting level (expressed as a percentage of its starting level). The downside threshold level for each Index is 60% of its starting level. For example, if the Bank does not redeem the securities and the lowest performing Index on the final calculation day has declined by 40.1% from its starting level to its ending level, you will not receive any benefit of the contingent downside protection feature and you will lose 40.1% of the face amount. As a result, you will not receive any protection if the level of the lowest performing Index on the final calculation day declines significantly and you may lose some, and possibly all, of the face amount at stated maturity, even if the level of the lowest performing Index is greater than or equal to its starting level or its downside threshold level at certain times during the term of the securities.
Even if the ending level of the lowest performing Index on the final calculation day is greater than its downside threshold level, the maturity payment amount will not exceed the face amount, and your yield on the securities, taking into account any contingent coupon payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of the Bank or another issuer with a similar credit rating.
The Securities Do Not Provide For Fixed Payments Of Interest And You May Receive No Coupon Payments On One Or More Contingent Coupon Payment Dates, Or Even Throughout The Entire Term Of The Securities.
On each contingent coupon payment date you will receive a contingent coupon payment if, and only if, the closing level of the lowest performing Index on each eligible trading day during the related observation period is greater than or equal to its coupon threshold level. The coupon threshold level for each Index is 70% of its starting level. If the closing level of the lowest performing Index on any eligible trading day during the related observation period is less than its coupon threshold level, you will not receive any contingent coupon payment on the related contingent coupon payment date, and if the closing level of the lowest performing Index is less than its coupon threshold level on one or more eligible trading days during each observation period over the term of the securities, you will not receive any contingent coupon payments over the entire term of the securities.
Whether You Receive A Contingent Coupon Payment On A Contingent Coupon Payment Date Will Depend On The Closing Level Of The Lowest Performing Index On Each Eligible Trading Day During The Related Observation Period
Whether you receive a contingent coupon payment on any contingent coupon payment date will be determined at the end of the related observation period, based on the closing level of the lowest performing Index on each eligible trading day during that observation period. If any eligible trading day during an observation period is a valid day for only one Index due to a market disruption event or non-trading day for the other Indices, then that Index will be the lowest performing Index on that eligible trading day. Therefore, if the closing level of any one of the Indices is less than its coupon threshold level on any eligible trading day during an observation period, you will not receive a contingent coupon payment with respect to that observation period. This will be the case even if the closing level of the lowest performing Index is greater than or equal to its coupon threshold level on one or more other eligible trading days during that observation period, and even if the better performing Indices perform favorably.
The Securities Are Subject To The Full Risks Of Each Index And Will Be Negatively Affected If Any Index Performs Poorly, Even If The Other Indices Perform Favorably.
You are subject to the full risks of each Index. If any Index performs poorly, you will be negatively affected, even if the other Indices perform favorably. The securities are not linked to a basket composed of the Indices, where the better performance of some Indices could offset the poor performance of others. Instead, you are subject to the full risks of whichever Index is the lowest performing Index on each eligible trading day during each observation period. As a result, the securities are riskier than an alternative investment linked to only one of the Indices or linked to a basket composed of each Index. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Index.

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®,
the Russell 2000® Index and the S&P 500® Index due January 22, 2027

Your Return On The Securities Will Depend Solely On The Performance Of The Index That Is The Lowest Performing Index On Each Eligible Trading Day During The Observation Periods, Including The Final Calculation Day, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Indices.
Your return on the securities will depend solely on the performance of the Index that is the lowest performing Index on each eligible trading day during the observation periods, including on the final calculation day. Although it is necessary for each Index to close at or above its respective coupon threshold level on each eligible trading during the relevant observation period in order for you to receive a contingent coupon payment and at or above its respective downside threshold level on the final calculation day for you to receive the face amount of your securities at maturity, you will not benefit in any way from the performance of the better performing Indices. The securities may underperform an alternative investment linked to a basket composed of the Indices, since in such case the performance of the better performing Indices would be blended with the performance of the lowest performing Index, resulting in a better return than the return of the lowest performing Index alone.
You Will Be Subject To Risks Resulting From The Relationship Among The Indices.
It is preferable from your perspective for the Indices to be correlated with each other so that their levels will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Indices will not exhibit this relationship. The less correlated the Indices, the more likely it is that any one of the Indices will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Indices to perform poorly; the performance of the better performing Indices is not relevant to your return on the securities. It is impossible to predict what the relationship among the Indices will be over the term of the securities. To the extent the Indices represent a different equity market, such equity markets may not perform similarly over the term of the securities.
You May Be Fully Exposed To The Decline In The Lowest Performing Index On The Final Calculation Day From Its Starting Level, But Will Not Participate In Any Positive Performance Of Any Index.
Even though you will be fully exposed to a decline in the level of the lowest performing Index on the final calculation day, if its ending level is below its downside threshold level, you will not participate in any increase in the level of any Index over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the contingent coupon payments you receive, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the level of any or each Index.
Higher Contingent Coupon Rates Are Associated With Greater Risk.
The securities offer contingent coupon payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential contingent coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that you may lose a substantial portion, and possibly all, of the face amount at maturity. The volatility of the Indices and the correlation among the Indices are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the level of an Index, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the levels of the Indices tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Indices or lower expected correlation among the Indices as of the pricing date may result in a higher contingent coupon rate, but it also represents a greater expected likelihood as of the pricing date that the closing level of at least one Index will be less than its coupon threshold level on one or more eligible trading days during one or more observation periods, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, and that the closing level of at least one Index will be less than its downside threshold level on the final calculation day such that you will lose a substantial portion, and possibly all, of the face amount at maturity. In general, the higher the contingent coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that you will lose a substantial portion, and possibly all, of the face amount at maturity.
The Bank May Elect To Redeem The Securities Prior To The Stated Maturity Date And The Securities Are Subject To Reinvestment Risk.
The Bank may elect to redeem the securities in its discretion on any optional redemption date upon prior written notice as specified under “Terms of the Securities — Optional Redemption” herein. Following an optional redemption, no further payments will be owed to you under the securities after the applicable optional redemption date. Therefore, because the securities could be called as early as the first potential optional redemption date, the holding period could be limited. If the Bank does elect to redeem the securities prior to maturity, there is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk. Furthermore, to the extent you are able to reinvest such proceeds in an investment with a comparable return for a similar level of risk, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new securities.
It is more likely that the bank will elect to redeem the securities prior to maturity when the expected amounts payable on the securities, including contingent coupon payment(s) and the maturity payment amount, are greater than the amounts that would be payable in the market on other comparable instruments issued by the Bank with a similar maturity. The greater likelihood of the Bank redeeming the securities in that environment increases the risk that you will not be able to reinvest the proceeds from the redeemed securities in an equivalent investment with a similar contingent coupon rate. The Bank is less likely to redeem the securities prior to maturity when the

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®,
the Russell 2000® Index and the S&P 500® Index due January 22, 2027

expected amounts payable on the securities, including contingent coupon payment(s) and the maturity payment amount, are less than the amounts that would be payable in the market on other comparable instruments issued by the Bank with a similar maturity, which includes periods when the values of any of the Indices are less than their respective coupon threshold levels and/or their downside threshold levels. Therefore, the securities are more likely to remain outstanding when the expected amount payable on the securities is less than what would be payable on other comparable instruments and when your risk of not receiving a contingent coupon payment and/or the face amount at maturity is relatively higher.
Each Observation Period End-Date (Including The Final Calculation Day) And The Related Optional Redemption Date (Including The Stated Maturity Date) Is Subject To Market Disruption Events And Postponements.
Each observation period end-date (including the final calculation day), and therefore the potential optional redemption date and/or contingent coupon payment date (including the maturity date), is subject to postponement in the case of a market disruption event or a non-trading day as described herein and in the accompanying product supplement.
Risks Relating To An Investment In the Bank’s Debt Securities, Including The Securities
Investors Are Subject To The Bank’s Credit Risk, And the Bank’s Credit Ratings And Credit Spreads May Adversely Affect The Market Value Of The Securities.
Although the return on the securities will be based on the performance of the lowest performing Index, the payment of any amount due on the securities is subject to the Bank’s credit risk. The securities are the Bank’s senior unsecured debt obligations. Investors are dependent on the Bank’s ability to pay all amounts due on the securities on each contingent coupon payment date, as well as the optional redemption date or stated maturity date and, therefore, investors are subject to the credit risk of the Bank and to changes in the market’s view of the Bank’s creditworthiness. Any decrease in the Bank’s credit ratings or increase in the credit spreads charged by the market for taking the Bank’s credit risk is likely to adversely affect the market value of the securities. If the Bank becomes unable to meet its financial obligations as they become due, investors may not receive any amounts due under the terms of the securities.
Risks Relating To The Estimated Value Of The Securities And Any Secondary Market
The Estimated Value Of Your Securities Is Less Than The Original Offering Price Of Your Securities.
The estimated value of your securities is less than the original offering price of your securities. The difference between the original offering price of your securities and the estimated value of the securities reflects costs and expected profits associated with selling and structuring the securities, as well as hedging our obligations under the securities. Because hedging our obligations entails risks and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or a loss.
The Estimated Value Of Your Securities Is Based On Our Internal Funding Rate.
The estimated value of your securities is determined by reference to our internal funding rate. The internal funding rate used in the determination of the estimated value of the securities generally represents a discount from the credit spreads for our conventional, fixed-rate debt securities and the borrowing rate we would pay for our conventional, fixed-rate debt securities. This discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional, fixed-rate debt, as well as estimated financing costs of any hedge positions, taking into account regulatory and internal requirements. If the interest rate implied by the credit spreads for our conventional, fixed-rate debt securities, or the borrowing rate we would pay for our conventional, fixed-rate debt securities were to be used, we would expect the economic terms of the securities to be more favorable to you. Additionally, assuming all other economic terms are held constant, the use of an internal funding rate for the securities is expected to increase the estimated value of the securities at any time.
The Estimated Value Of The Securities Is Based On Our Internal Pricing Models, Which May Prove To Be Inaccurate And May Be Different From The Pricing Models Of Other Financial Institutions.
The estimated value of your securities is based on our internal pricing models, which take into account a number of variables, such as our internal funding rate on the pricing date, and are based on a number of subjective assumptions, which are not evaluated or verified on an independent basis and may or may not materialize. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of the securities in the secondary market. As a result, the secondary market price of your securities may be materially less than the estimated value of the securities determined by reference to our internal pricing models. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.
The Estimated Value Of Your Securities Is Not A Prediction Of The Prices At Which You May Sell Your Securities In The Secondary Market, If Any, And Such Secondary Market Prices, If Any, Will Likely Be Less Than The Original Offering Price Of Your Securities And May Be Less Than The Estimated Value Of Your Securities.
The estimated value of the securities is not a prediction of the prices at which the Agents, other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time, if any, may be based on pricing models that differ from our pricing models and will be influenced by many factors that cannot be predicted, such as market conditions

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®,
the Russell 2000® Index and the S&P 500® Index due January 22, 2027

and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market and do not take into account our various costs and expected profits associated with selling and structuring the securities, as well as hedging our obligations under the securities, secondary market prices of your securities will likely be less than the original offering price of your securities. As a result, the price at which the Agents, other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be less than the price you paid for your securities, and any sale prior to the stated maturity date could result in a substantial loss to you.
The Temporary Price At Which We May Initially Buy The Securities In The Secondary Market May Not Be Indicative Of Future Prices Of Your Securities.
Assuming that all relevant factors remain constant after the pricing date, the price at which the Agents may initially buy or sell the securities in the secondary market (if the Agents make a market in the securities, which they are not obligated to do) may exceed the estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the pricing date of the securities, as discussed further under “Estimated Value of the Securities”. The price at which the Agents may initially buy or sell the securities in the secondary market may not be indicative of future prices of your securities.
The Agent Discount, Offering Expenses And Certain Hedging Costs Are Likely To Adversely Affect Secondary Market Prices.
Assuming no changes in market conditions or any other relevant factors, the price, if any, at which you may be able to sell the securities will likely be less than the original offering price. The original offering price includes, and any price quoted to you is likely to exclude, the underwriting discount paid in connection with the initial distribution, offering expenses as well as the cost of hedging our obligations under the securities. In addition, any such price is also likely to reflect dealer discounts, mark-ups and other transaction costs, such as a discount to account for costs associated with establishing or unwinding any related hedge transaction. In addition, because an affiliate of Wells Fargo Securities is to conduct hedging activities for us in connection with the securities, that affiliate may profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the dealer receives for the sale of the securities to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the dealer to sell the securities to you in addition to the compensation they would receive for the sale of the securities.
There May Not Be An Active Trading Market For The Securities — Sales In The Secondary Market May Result In Significant Losses.
There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network. The Agents and their respective affiliates may make a market for the securities; however, they are not required to do so. The Agents and their respective affiliates may stop any market-making activities at any time. Even if a secondary market for the securities develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your securities in any secondary market could be substantial.
If you sell your securities before the stated maturity date, you may have to do so at a substantial discount from the face amount irrespective of the level of the Indices, and as a result, you may suffer substantial losses.
If The Level Of Any Indices Change, The Market Value Of Your Securities May Not Change In The Same Manner.
Your securities may trade quite differently from the performance of any of the Indices. Changes in the level of any indices generally or the lowest performing Index specifically may not result in a comparable change in the market value of your securities. Even if the level of each Index increases above its starting level during the term of the securities, the market value of your securities may not increase by the same amount and could decline.
Risks Relating To The Indices
The Indices Reflect Price Return Only And Not Total Return.
The return on your securities is based on the performance of each Index, which reflect the changes in the market prices of its index constituent stocks. It is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect dividends paid on its index constituent stocks. The return on your securities will not include such a total return feature or dividend component.
Any Payments On The Securities Will Depend Upon The Performance Of The Indices And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.
•
Investing In The Securities Is Not The Same As Investing In The Indices. Investing in the securities is not equivalent to investing in the Indices. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the securities included in the Indices for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on those securities. As a holder of the securities, you will not have any voting rights or any other rights that holders of the securities included in the Indices would have.

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®,
the Russell 2000® Index and the S&P 500® Index due January 22, 2027

•	Historical Levels Of The Indices Should Not Be Taken As An Indication Of The Future Performance Of The Indices During The Term Of The Securities.
•	Changes That Affect The Indices May Adversely Affect The Value Of The Securities And Any Payments On The Securities.
•	We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Indices.
•
We And Our Affiliates And The Agents And Their Affiliates Have No Affiliation With Any Index Sponsor (Except To The Extent Wells Fargo Securities Is Included In The S&P 500® Index) And Have Not Independently Verified Their Public Disclosure Of Information.

An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks With Small Market Capitalizations.
The stocks that constitute the Russell 2000® Index are issued by companies with relatively small market capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies. As a result, the Russell 2000® Index may be more volatile than that of an equity index that does not track solely small capitalization stocks. Stock prices of small capitalization companies are also generally more vulnerable than those of large capitalization companies to adverse business and economic developments, and the stocks of small capitalization companies may be thinly traded, and be less attractive to many investors if they do not pay dividends. In addition, small capitalization companies are typically less well-established and less stable financially than large capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of those individuals. Small capitalization companies tend to have lower revenues, less diverse product lines, smaller shares of their target markets, fewer financial resources and fewer competitive strengths than large capitalization companies. These companies may also be more susceptible to adverse developments related to their products or services.
Risks Relating To Hedging Activities And Conflicts Of Interest
•	Trading And Business Activities By The Bank Or Its Affiliates May Adversely Affect The Market Value Of, And Any Amount Payable On, The Securities.
•	There Are Potential Conflicts Of Interest Between You And The Calculation Agent.
Risks Relating To Canadian And U.S. Federal Income Taxation
The Tax Consequences Of An Investment In The Securities Are Unclear.
Significant aspects of the U.S. federal income tax treatment of the securities are uncertain. You should read carefully the section entitled “Material U.S. Federal Income Tax Consequences” herein and in the product supplement. You should consult your tax advisors as to the tax consequences of your investment in the securities. An investment in the securities is not appropriate for non-U.S. holders, and we will not attempt to ascertain the tax consequences to non-U.S. holders of the purchase, ownership or disposition of the securities.
For a discussion of the Canadian federal income tax consequences of investing in the securities, please see the discussion in the product supplement under “Supplemental Discussion of Canadian Tax Consequences”. If you are not a Non-resident Holder (as that term is defined in the prospectus) for Canadian federal income tax purposes or if you acquire the securities in the secondary market, you should consult your tax advisors as to the consequences of acquiring, holding and disposing of the securities and receiving the payments that might be due under the securities.

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®,
the Russell 2000® Index and the S&P 500® Index due January 22, 2027

Hypothetical Returns
If the Bank redeems the securities prior to stated maturity:
If the Bank redeems the securities prior to stated maturity, you will receive the face amount of your securities plus any final contingent coupon payment otherwise due on the optional redemption date. In the event the Bank redeems the securities, your total return on the securities will equal any contingent coupon payments received prior to the optional redemption date and any contingent coupon payment received on the optional redemption date.

If the Bank does not redeem the securities prior to stated maturity:
If the Bank does not redeem the securities prior to stated maturity, the following table illustrates, for a range of hypothetical performance factors of the lowest performing Index on the final calculation day, the hypothetical maturity payment amount payable at stated maturity per security (excluding the final contingent coupon payment, if any). The performance factor of the lowest performing Index on the final calculation day is its ending level expressed as a percentage of its starting level (i.e., its ending level divided by its starting level).

Hypothetical performance factor of lowest performing Index on final calculation day	Hypothetical maturity payment amount per security

175.00%	$1,000.00
160.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
70.00%	$1,000.00
60.00%	$1,000.00
59.00%	$590.00
50.00%	$500.00
40.00%	$400.00
30.00%	$300.00
20.00%	$200.00
0.00%	$0.00
The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.
The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the Bank does not redeem the securities prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual ending level of the lowest performing Index on the final calculation day. The performance of the better performing Indices is not relevant to your return on the securities.

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®,
the Russell 2000® Index and the S&P 500® Index due January 22, 2027

Hypothetical Contingent Coupon Payments
Set forth below are examples that illustrate how to determine whether a contingent coupon payment will be paid on a contingent coupon payment date prior to the stated maturity date. The examples do not reflect any specific contingent coupon payment date. The following examples reflect the contingent coupon rate of 10.07% per annum and assume the hypothetical starting level, coupon threshold level and closing levels for each Index indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting level or coupon threshold level. The hypothetical starting level of 100.00 for each Index has been chosen for illustrative purposes only and does not represent the actual starting level for any Index. The actual starting level and coupon threshold level for each Index was determined on the pricing date and is set forth under “Terms of the Securities” above. For historical data regarding the actual closing levels of the Indices, see the historical information provided herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. If the Bank were to redeem the securities on the relevant contingent coupon payment date in either of the examples below, you would receive the face amount on the contingent coupon payment date in addition to the contingent coupon payment, if any.
Example 1. The closing level of the lowest performing Index on each eligible trading day during the relevant observation period is greater than or equal to its coupon threshold level. As a result, investors receive a contingent coupon payment on the applicable contingent coupon payment date.

	Nasdaq-100 Index®	Russell 2000® Index	S&P 500® Index
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical lowest closing level during observation period:	75.00	95.00	80.00
Hypothetical coupon threshold level:	70.00	70.00	70.00
Lowest performance factor during observation period (lowest closing level during observation period divided by starting level):	75.00%	95.00%	80.00%
Step 1: Determine whether the closing level of the lowest performing Index on any eligible trading day during the relevant observation period was less than its coupon threshold level.
In this example, the closing level of each Index on each eligible trading day during the relevant observation period is greater than its respective coupon threshold level.
Step 2: Determine whether a contingent coupon payment will be paid on the applicable contingent coupon payment date.
Since the hypothetical closing level of the lowest performing Index on each eligible trading day during the relevant observation period is greater than or equal to its coupon threshold level, you would receive a contingent coupon payment on the applicable contingent coupon payment date. The contingent coupon payment would be equal to $25.18 per security, determined as follows: (i) $1,000 multiplied by 10.07% per annum divided by (ii) 4, rounded to the nearest cent.
Example 2. The closing level of the lowest performing Index on at least one eligible trading day during the relevant observation period is less than its coupon threshold level. As a result, investors do not receive a contingent coupon payment on the applicable contingent coupon payment date.
	Nasdaq-100 Index®	Russell 2000® Index	S&P 500® Index
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical lowest closing level during observation period:	69.00	125.00	105.00
Hypothetical coupon threshold level:	70.00	70.00	70.00
Lowest performance factor during observation period (lowest closing level during observation period divided by starting level):	69.00%	125.00%	105.00%
Step 1: Determine whether the closing level of the lowest performing Index on any eligible trading day during the relevant observation period was less than its coupon threshold level.
In this example, the closing level of the Nasdaq-100 Index® on at least one eligible trading day during the relevant observation period was less than its coupon threshold level.
Step 2: Determine whether a contingent coupon payment will be paid on the applicable contingent coupon payment date.
Since the hypothetical closing level of the lowest performing Index on at least one eligible trading day during the relevant observation period is less than its coupon threshold level, you would not receive a contingent coupon payment on the applicable contingent coupon payment date. This is the case even though the closing levels of the better performing Indices were each greater

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®,
the Russell 2000® Index and the S&P 500® Index due January 22, 2027

than their respective coupon threshold levels on every eligible trading day during the relevant observation period, and would be the case even if the closing level of the Nasdaq-100 Index® was greater than or equal to its coupon threshold level on every other eligible trading day during the relevant observation period.
As this example illustrates, whether you receive a contingent coupon payment on a contingent coupon payment date will depend solely on the closing level of the lowest performing Index on each eligible trading day during the relevant observation period. Therefore, if the closing level of any one of the Indices is less than its coupon threshold level on any eligible trading day during an observation period, you will not receive a contingent coupon payment with respect to that observation period. This will be the case even if the closing level of the lowest performing Index is greater than or equal to its coupon threshold level on every other eligible trading day during that observation period, and even if the better performing Indices perform favorably. The performance of the better performing Indices is not relevant to your return on the securities.

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®,
the Russell 2000® Index and the S&P 500® Index due January 22, 2027

Hypothetical Payment at Stated Maturity
Set forth below are examples of calculations of the maturity payment amount payable at stated maturity, assuming that the Bank does not elect to redeem the securities prior to stated maturity and assuming the hypothetical starting level, coupon threshold level, downside threshold level, closing levels and ending levels for each Index indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting level, coupon threshold level or downside threshold level. The hypothetical starting level of 100.00 for each Index has been chosen for illustrative purposes only and does not represent the actual starting level for any Index. The actual starting level, coupon threshold level and downside threshold level for each Index was determined on the pricing date and is set forth under “Terms of the Securities” above. For historical data regarding the actual closing levels of the Indices, see the historical information provided herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.
Example 1. The closing level of the lowest performing Index on each eligible trading day during the final observation period is greater than or equal to its coupon threshold level, and the ending level of the lowest performing Index on the final calculation day is greater than or equal to its starting level. As a result, the maturity payment amount is equal to the face amount of your securities at maturity and you receive a final contingent coupon payment:

	Nasdaq-100 Index®	Russell 2000® Index	S&P 500® Index
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical lowest closing level during final observation period:	95.00	80.00	90.00
Hypothetical ending level:	135.00	130.00	145.00
Hypothetical coupon threshold level:	70.00	70.00	70.00
Hypothetical downside threshold level:	60.00	60.00	60.00
Lowest performance factor during final observation period (lowest closing level during final observation period divided by starting level):	95.00%	80.00%	90.00%
Performance factor on final calculation day (ending level divided by starting level):	135.00%	130.00%	145.00%
Step 1: Determine which Index is the lowest performing Index on the final calculation day.
In this example, the Russell 2000® Index has the lowest performance factor on the final calculation day and is, therefore, the lowest performing Index on the final calculation day.
Step 2: Determine the maturity payment amount based on the ending level of the lowest performing Index on the final calculation day.
Since the hypothetical ending level of the lowest performing Index on the final calculation day is greater than or equal to its hypothetical downside threshold level, the maturity payment amount would equal the face amount. Although the hypothetical ending level of the lowest performing Index on the final calculation day is significantly greater than its hypothetical starting level in this scenario, the maturity payment amount will not exceed the face amount.
In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security. In addition, because the hypothetical closing level of the lowest performing Index on each eligible trading day during the final observation period was greater than or equal to its coupon threshold level, you would receive a final contingent coupon payment on the stated maturity date.
Example 2. The closing level of the lowest performing Index on at least one eligible trading day during the final observation period is less than its coupon threshold level, and the ending level of the lowest performing Index on the final calculation day is less than its starting level but greater than or equal to its downside threshold level.  As a result, the maturity payment amount is equal to the face amount of your securities at maturity and you will not receive a final contingent coupon payment:

	Nasdaq-100 Index®	Russell 2000® Index	S&P 500® Index
Hypothetical starting level:	100.000	100.00	100.00
Hypothetical lowest closing level during final observation period:	65.000	105.00	95.00
Hypothetical ending level:	90.000	110.00	115.00
Hypothetical coupon threshold level:	70.000	70.00	70.00
Hypothetical downside threshold level:	60.000	60.00	60.00

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®,
the Russell 2000® Index and the S&P 500® Index due January 22, 2027

	Nasdaq-100 Index®	Russell 2000® Index	S&P 500® Index
Lowest performance factor during final observation period (lowest closing level during final observation period divided by starting level):	65.00%	105.00%	95.00%
Performance factor on final calculation day (ending level divided by starting level):	90.00%	110.00%	115.00%
Step 1: Determine which Index is the lowest performing Index on the final calculation day.
In this example, the Nasdaq-100 Index® has the lowest performance factor on the final calculation day and is, therefore, the lowest performing Index on the final calculation day.
Step 2: Determine the maturity payment amount based on the ending level of the lowest performing Index on the final calculation day.
Since the hypothetical ending level of the lowest performing Index on the final calculation day is less than its hypothetical starting level, but not by more than 40%, you would receive the face amount of your securities at maturity.
In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security, but no final contingent coupon payment since the hypothetical closing level of the lowest performing Index on at least one eligible trading day during the final observation period was less than its coupon threshold level. This is the case even though the closing levels of the better performing Indices were greater than their respective coupon threshold levels on every eligible trading day during the relevant observation period, and even though the ending level of the Nasdaq-100 Index®  was greater than its coupon threshold level.
Example 3. The ending level of the lowest performing Index on the final calculation day is less than its downside threshold level and coupon threshold level, the maturity payment amount is less than the face amount of your securities at maturity and you do not receive a final contingent coupon payment:
	Nasdaq-100 Index®	Russell 2000® Index	S&P 500® Index
Hypothetical starting level:	100.00	100.00	100.000
Hypothetical lowest closing level during final observation period:	45.00	85.00	105.000
Hypothetical ending level:	45.00	90.00	110.000
Hypothetical coupon threshold level:	70.00	70.00	70.000
Hypothetical downside threshold level:	60.00	60.00	60.000
Lowest performance factor during final observation period (lowest closing level during final observation period divided by starting level):	45.00%	85.00%	105.00%
Performance factor on final calculation day (ending level divided by starting level):	45.00%	90.00%	110.00%
Step 1: Determine which Index is the lowest performing Index on the final calculation day.
In this example, the Nasdaq-100 Index® has the lowest performance factor on the final calculation day and is, therefore, the lowest performing Index on the final calculation day.
Step 2: Determine the maturity payment amount based on the ending level of the lowest performing Index on the final calculation day.
Since the hypothetical ending level of the lowest performing Index on the final calculation day is less than its hypothetical starting level by more than 40%, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to $450.00 per security, calculated as follows:
= $1,000 × performance factor of the lowest performing Index on the final calculation day
= $1,000 × 45.00%
= $450.00
In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $450.00 per security. Because the hypothetical closing level of the lowest performing Index on at least one eligible trading day during the final observation period was less than its coupon threshold level, you would not receive a final contingent coupon payment on the stated maturity date.
These examples illustrate that you will not participate in any appreciation of any Index, but will be fully exposed to a decrease in the lowest performing Index if the ending level of the lowest performing Index on the final calculation day is less than its downside threshold level, even if the ending levels of the other Indices have appreciated or have not declined below their respective downside threshold level.
To the extent that the starting level, coupon threshold level, downside threshold level and ending level of the lowest performing Index differ from the values assumed above, the results indicated above would be different.

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®,
the Russell 2000® Index and the S&P 500® Index due January 22, 2027

Information Regarding The Market Measures
All disclosures contained in this document regarding the Market Measures, including, without limitation, their make-up, methods of calculation, and changes in any index constituent stock issuers, have been derived from publicly available sources. The information reflects the policies of, and is subject to change by, the respective Index Sponsors (as defined herein). The Index Sponsors, own the copyrights and all other rights to the applicable Index, have no obligation to continue to publish, and may discontinue publication of, the Indices. None of the websites referenced in the Index descriptions below, or any materials included in those websites, are incorporated by reference into this document or any document incorporated herein by reference.
The graphs below sets forth the information relating to the historical performance of the Indices for the periods specified. We obtained the information regarding the historical performance of the Indices in the graphs below from Bloomberg Professional® service (“Bloomberg”). We have not conducted any independent review or due diligence of any publicly available information or historical performance information from Bloomberg with respect to the Indices. You are urged to make your own investigation into the Indices.

The Nasdaq-100 Index®
The Nasdaq-100 Index® includes 100 of the largest domestic and international non-financial stocks listed on the Nasdaq Stock Market based on market capitalization. The Nasdaq-100 Index® is a “price return” index and is calculated using a modified market capitalization-weighted methodology. The Nasdaq-100 Index® is calculated, maintained and published by Nasdaq, Inc. (the “Index Sponsor”). The base date for the Nasdaq-100 Index® is January 31, 1985, with a base value of 125.00, as adjusted. We have derived all information contained in this document regarding the Nasdaq-100 Index® from publicly available information. Additional information about the Nasdaq-100 Index® is available on the following website: indexes.nasdaqomx.com/Index/Overview/NDX. We are not incorporating by reference the website or any material it includes in this document or any document incorporated herein by reference.
Select information regarding top constituents and industry and/or sector weightings may be made available by the Index Sponsor on its website.
Construction of the Nasdaq-100 Index®
The Nasdaq-100 Index® is a modified market capitalization-weighted index. Except under extraordinary circumstances that may result in an interim evaluation, Nasdaq-100 Index® composition is reviewed on an annual basis in December. First, Nasdaq, Inc. determines which stocks meet the applicable eligibility criteria.
Selection Criteria for Initial Inclusion in the Nasdaq-100 Index®
To be eligible for initial inclusion in the Nasdaq-100 Index®, a stock must meet the following criteria:
•
the issuer of the stock’s primary U.S. listing must be exclusively listed on the Nasdaq Global Select Market or the Nasdaq Global Market (unless the stock was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained such listing);

•
the stock must be issued by a non-financial company. Non-financial companies are those companies that are classified under any Industry Code except 8000 according to the Industry Classification Benchmark (ICB), a product of FTSE International Limited;

•	the stock may not be issued by an issuer currently in bankruptcy proceedings;
•
the stock must have a minimum three-month average daily trading volume (“ADTV”) of 200,000 shares (measured annually during the ranking review process). The ADTV is determined by calculating the average of the sum product of the stock’s daily trading volume for each day during the previous three month period;

•
if the issuer of the stock is organized under the laws of a jurisdiction outside the U.S., then such stock must have listed options on a recognized options market in the U.S. or be eligible for listed-options trading on a recognized options market in the U.S. (measured annually during the ranking review process);

•	the issuer of the stock may not have entered into a definitive agreement or other arrangement which would likely result in the stock no longer being eligible for inclusion in the Nasdaq-100 Index®;
•	the issuer of the stock may not have annual financial statements with an audit opinion that is currently withdrawn. This will be determined based upon a stock issuer’s public filings with the SEC; and
•
the stock must have “seasoned” on Nasdaq, NYSE or NYSE American. Generally, a company is considered to be seasoned if it has been listed on a market for at least three full months (excluding the first month of initial listing).

Stock types generally eligible for inclusion in the Nasdaq-100 Index® are common stocks, ordinary shares, ADRs and tracking stocks. Closed-end funds, convertible debentures, exchange traded funds, limited liability companies, limited partnership interests, preferred stocks, rights, shares or units of beneficial interest, warrants, units and other derivative stocks are not eligible for inclusion in the Nasdaq-100 Index®. For purposes of Nasdaq-100 Index® eligibility criteria, if the stock is a depositary receipt representing a stock of a non-U.S. issuer, then references to the “issuer” are references to the issuer of the underlying stock. The Nasdaq-100 Index® does not contain securities of investment companies.
Continued Eligibility Criteria
To be eligible for continued inclusion in the Nasdaq-100 Index®, a Nasdaq-100 Index® stock must meet the following criteria:
•	the issuer of the stock’s primary U.S. listing must be exclusively listed on the Nasdaq Global Select Market or the Nasdaq Global Market;
•	the stock must be issued by a non-financial company;

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®,
the Russell 2000® Index and the S&P 500® Index due January 22, 2027

•	the stock may not be issued by an issuer currently in bankruptcy proceedings;
•	the stock must have an ADTV of at least 200,000 shares (measured annually during the ranking review process);
•
if the issuer of the stock is organized under the laws of a jurisdiction outside the U.S., then such stock must have listed options on a recognized options market in the U.S. or be eligible for listed-options trading on a recognized options market in the U.S.;

•
the issuer must have an adjusted market capitalization equal to or exceeding 0.10% of the aggregate adjusted market capitalization of the Nasdaq-100 Index® at each month-end. In the event a company does not meet this criterion for two consecutive month-ends, it is removed from the Nasdaq-100 Index® effective after the close of trading on the third Friday of the following month; and

•	the issuer of the stock may not have annual financial statements with an audit opinion that is currently withdrawn.
All stocks meeting the above criteria will be considered eligible for inclusion in the Nasdaq-100 Index®. Those stocks which are found to meet the applicable eligibility criteria during the annual review are then ranked by market capitalization. While there is no minimum market capitalization requirement, inclusion will be determined based on the top 100 issuers with the largest market capitalization meeting all other eligibility requirements. Market capitalization is determined by multiplying a stock’s last sale price by its total number of shares outstanding. The last sale price refers to the price at which a stock last traded during regular market hours as reported on such stock’s index market, which may be the Nasdaq Official Closing Price (NOCP). The index market is the index eligible stock market for which the Nasdaq-100 Index® stock’s prices are received and used by Nasdaq, Inc. for purposes of calculating the Nasdaq-100 Index®.
Nasdaq-100 Index® eligible stocks which are already in the Nasdaq-100 Index® and whose issuer is ranked in the top 100 eligible companies based on market capitalization are retained in the Nasdaq-100 Index®. An index stock issuer ranking 101 to 125 based on market capitalization will also be retained for inclusion in the Nasdaq-100 Index® if such issuer was previously ranked in the top 100 issuers as of the last annual ranking review or was added to the Nasdaq-100 Index® subsequent to the previous ranking review and continues to meet all eligibility criteria. Index stock issuers not meeting such criteria are replaced. The replacement stocks are those eligible stocks not currently in the Nasdaq-100 Index® whose issuers have the next largest market capitalization.
The data used in the process of ranking by market capitalization includes end of October market data and is updated for total shares outstanding submitted in an index stock issuer’s publicly filed SEC document via the Electronic Data Gathering, Analysis and Retrieval system (EDGAR) through the end of November. If a stock is a depositary receipt, the total shares outstanding is the actual depositary shares outstanding as reported by the depositary banks.
The final list of constituents included in the Nasdaq-100 Index®, including any replacements made during the annual review, is made effective after the close of trading on the third Friday in December. Generally, the list of annual additions and deletions as a result of the annual review is publicly announced by Nasdaq, Inc. via a press release in the early part of December, in conjunction with an announcement on Nasdaq, Inc.’s website.
Nasdaq-100 Index® Calculation
The discussion below describes the “price return” calculation of the Nasdaq-100 Index®. As compared to the total return or notional net total return versions of the Nasdaq-100 Index®, the price return version is ordinarily calculated without regard to cash dividends on the Nasdaq-100 Index® stocks. However, all Nasdaq-100 Index® calculations reflect extraordinary cash distributions and special dividends.
The Nasdaq-100 Index® is a modified market capitalization-weighted index. The value of the Nasdaq-100 Index® equals the Nasdaq-100 Index® market value divided by the Nasdaq-100 Index® divisor. The overall Nasdaq-100 Index® market value is the aggregate of each Nasdaq-100 Index® stock’s market value, as may be adjusted for any corporate actions. A Nasdaq-100 Index® stock’s market value is determined by multiplying the last sale price by its index share weight, also known as “index shares”. Index shares are equal to the total number of shares outstanding for a Nasdaq-100 Index® stock. In other words, the value of the Nasdaq-100 Index® is equal to (i) the sum of the products of (a) the index shares of each of the Nasdaq-100 Index® stocks multiplied by (b) each such stock’s last sale price (adjusted for corporate actions, if any), divided by (ii) the divisor of the Nasdaq-100 Index®.
The price return Nasdaq-100 Index® divisor is calculated as the ratio of (i) the start of day market value of the Nasdaq-100 Index® divided by (ii) the previous day Nasdaq-100 Index® value.
If trading in a Nasdaq-100 Index® stock is halted on its primary listing market, the most recent last sale price for that stock is used for all Nasdaq-100 Index® computations until trading on such market resumes. Similarly, the most recent last sale price is used if trading in a Nasdaq-100 Index® stock is halted on its primary listing market before the market opens.
The Nasdaq-100 Index® is calculated in U.S. dollars during the U.S. market trading day based on the last sale price and are disseminated once per second from 09:30:01 until 17:16:00 ET. The closing value of the Nasdaq-100 Index® may change up until 17:15:00 ET due to corrections to the last sale price of the Nasdaq-100 Index® stocks. The official closing value of the Nasdaq-100 Index® is ordinarily disseminated at 17:16:00 ET.
Nasdaq-100 Index® Maintenance
Changes to Nasdaq-100 Index® Constituents
Changes to the Nasdaq-100 Index® constituents may be made during the annual ranking review. In addition, if at any time during the year other than the annual review, it is determined that an index stock issuer no longer meets the criteria for continued inclusion in the Nasdaq-100 Index®, or is otherwise determined to have become ineligible for continued inclusion in the Nasdaq-100 Index®, it is replaced with the largest market capitalization issuer not currently in the Nasdaq-100 Index® that meets the applicable eligibility criteria for initial inclusion in the Nasdaq-100 Index®.

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®,
the Russell 2000® Index and the S&P 500® Index due January 22, 2027

Ordinarily, a stock will be removed from the Nasdaq-100 Index® at its last sale price. However, if at the time of its removal the Nasdaq-100 Index® stock is halted from trading on its primary listing market and an official closing price cannot readily be determined, the Nasdaq-100 Index® stock may, in Nasdaq, Inc.’s discretion, be removed at a price of $0.00000001 (“zero price”). This zero price will be applied to the Nasdaq-100 Index® stock after the close of the market but prior to the time the official closing value of the Nasdaq-100 Index® is disseminated.
Divisor Adjustments
The divisor is adjusted to ensure that changes in Nasdaq-100 Index® constituents either by corporate actions (that adjust either the price or shares of a Nasdaq-100 Index® stock) or Nasdaq-100 Index® participation outside of trading hours do not affect the value of the Nasdaq-100 Index®. All divisor changes occur after the close of the applicable index stock markets.
Quarterly Nasdaq-100 Index® Rebalancing
On a quarterly basis coinciding with the quarterly scheduled index shares adjustment procedures, as discussed below, the Nasdaq-100 Index® will be rebalanced if it is determined that (1) the current weight of the single Nasdaq-100 Index® stock with the largest market capitalization is greater than 24.0% of the Nasdaq-100 Index® or (2) the collective weight of those stocks whose individual current weights are in excess of 4.5% exceeds 48.0% of the Nasdaq-100 Index®. In addition, a “special rebalancing” of the Nasdaq-100 Index® may be conducted at any time if Nasdaq, Inc. determines it necessary to maintain the integrity and continuity of the Nasdaq-100 Index®. If either one or both of the above weight distribution conditions are met upon quarterly review, or Nasdaq, Inc. determines that a special rebalancing is necessary, a weight rebalancing will be performed.
If the first weight distribution condition is met and the current weight of the single Nasdaq-100 Index® stock with the largest market capitalization is greater than 24.0%, then the weights of all stocks with current weights greater than 1.0% (“large stocks”) will be scaled down proportionately toward 1.0% until the adjusted weight of the single largest Nasdaq-100 Index® stock reaches 20.0%.
If the second weight distribution condition is met and the collective weight of those stocks whose individual current weights are in excess of 4.5% (or adjusted weights in accordance with the previous step, if applicable) exceeds 48.0% of the Nasdaq-100 Index®, then the weights of all such large stocks in that group will be scaled down proportionately toward 1.0% until their collective weight, so adjusted, is equal to 40.0%.
The aggregate weight reduction among the large stocks resulting from either or both of the rebalancing steps above will then be redistributed to those stocks with weightings of less than 1.0% (“small stocks”) in the following manner. In the first iteration, the weight of the largest small stock will be scaled upwards by a factor which sets it equal to the average Nasdaq-100 Index® weight of 1.0%. The weights of each of the smaller remaining small stocks will be scaled up by the same factor reduced in relation to each stock’s relative ranking among the small stocks such that the smaller the Nasdaq-100 Index® stock in the ranking, the less its weight will be scaled upward. This is intended to reduce the market impact of the weight rebalancing on the smallest component stocks in the Nasdaq-100 Index®.
In the second iteration of the small stock rebalancing, the weight of the second largest small stock, already adjusted in the first iteration, will be scaled upwards by a factor which sets it equal to the average Nasdaq-100 Index® weight of 1.0%. The weights of each of the smaller remaining small stocks will be scaled up by this same factor reduced in relation to each stock’s relative ranking among the small stocks such that, once again, the smaller the stock in the ranking, the less its weight will be scaled upward. Additional iterations will be performed until the accumulated increase in weight among the small stocks equals the aggregate weight reduction among the large stocks that resulted from the rebalancing in accordance with the two weight distribution conditions discussed above.
Finally, to complete the rebalancing process, once the final weighting percentages for each Nasdaq-100 Index® stock have been set, the index share weights (or index shares) will be determined anew based upon the last sale prices and aggregate capitalization of the Nasdaq-100 Index® at the close of trading on the last calendar day in March, June, September and December. Changes to the index shares will be made effective after the close of trading on the third Friday in March, June, September and December, and an adjustment to the divisor is made to ensure continuity of the Nasdaq-100 Index®. Ordinarily, new rebalanced index share weights will be determined by applying the above procedures to the current index share weights. However, Nasdaq, Inc. may, from time to time, determine rebalanced weights, if necessary, by applying the above procedure to the actual current market capitalization of the Nasdaq-100 Index® components. In such instances, Nasdaq, Inc. would announce the different basis for rebalancing prior to its implementation.
During the quarterly rebalancing, data is cutoff as of the previous month end and no changes are made to the Nasdaq-100 Index® from that cutoff until the quarterly index share change effective date, except in the case of changes due to corporate actions with an ex-date.
Corporate Actions and Nasdaq-100 Index® Adjustments
Aside from changes resulting from quarterly rebalancing, intra-quarter changes in index shares driven by corporate events can also result from a change in a Nasdaq-100 Index® stock’s total shares outstanding that is greater than 10.0%. If a stock is a depositary receipt, the total shares outstanding is the actual depositary shares outstanding as reported by the depositary banks. Changes in the price and/or index shares driven by corporate events such as stock dividends, stock splits and certain spin-offs and rights issuances are adjusted on the ex-date. Changes in total shares outstanding are determined by an index stock issuer’s public filings with the SEC. If the change in total shares outstanding arising from other corporate actions is greater than or equal to 10.0%, the change is made as soon as practicable. Otherwise, if the change in total shares outstanding is less than 10.0%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and December. The index shares are derived from the stock’s total shares outstanding. The index shares are then adjusted by the same percentage amount by which the total shares outstanding have changed.

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®,
the Russell 2000® Index and the S&P 500® Index due January 22, 2027

The following corporate actions will be made effective on the ex-date. If there is no ex-date announced by the index exchange, there will be no adjustment to the Nasdaq-100 Index® as a result of a corporate action.
Stock Split and Stock Dividend. A stock split and stock dividend is the action of a Nasdaq-100 Index® stock in increasing its index shares and decreasing the par value proportionately. There is no flow of capital into or out of the company. The number of index shares in the Nasdaq-100 Index® increases but the market capitalization of the stock remains unchanged. The price of the Nasdaq-100 Index® stock is adjusted to reflect the ratio of a stock split and stock dividend and a corresponding inverse adjustment to the index shares is made.
Reverse Stock Split. A reverse stock split is the action of a Nasdaq-100 Index® stock in decreasing its index shares and decreasing the par value in proportion. There is no flow of capital into or out of the company. The number of index shares in the Nasdaq-100 Index® decreases but the market capitalization of the stock remains unchanged. The price of the Nasdaq-100 Index® stock is adjusted to reflect the ratio of the reverse stock split and a corresponding inverse adjustment to the index shares is made.
Special Cash Dividends. A dividend is considered “special” if the information provided by the listing exchange in their announcement of the ex-date indicates that the dividend is special. Other nomenclature for a special dividend may include, but is not limited to, “extra”, “extraordinary”, “non-recurring”, “one-time” and “unusual”. The price of the Nasdaq-100 Index® stock in the Nasdaq-100 Index® is adjusted for the amount of the special cash dividend.
Cash and Stock Dividends. If a Nasdaq-100 Index® stock is paying a cash and stock dividend on the same date, the cash dividend is applied before the stock dividend unless otherwise indicated in the information provided by the index exchange. Additionally, in the case of an optional dividend which allows the holder to choose between receiving cash or stock, the adjustment will be made in the manner in which the dividend has been announced by the index exchange.
Stock Distribution of Another Stock. If a Nasdaq-100 Index® stock is distributing shares of a different stock, the value of the Nasdaq-100 Index® stock will be adjusted downward to reflect the ratio of the distribution. There is no adjustment to index shares. If the stock being distributed is another class of common shares of the same issuer, the value of the existing Nasdaq-100 Index® stock will be adjusted downward to reflect the ratio of the distribution with no adjustment to index shares, and the new class of shares may be added to the Nasdaq-100 Index® on a pro-rata basis.
Spin-offs. If a Nasdaq-100 Index® stock is spinning off a stock, the value of the Nasdaq-100 Index® stock will be adjusted downward to reflect the ratio of the distribution. There is no adjustment to index shares. If a when-issued market is established for the spin-off company, the price of the Nasdaq-100 Index® stock is adjusted downward by the value of the spinoff. The value of the spin-off is determined by multiplying the spin-off ratio by the when-issued price. In the event the value of the spinoff has not been established as indicated above then no price adjustment is made to the Nasdaq-100 Index® stock. The new stock resulting from the spin-off transaction is not added to the Nasdaq-100 Index®.
Rights Offerings. The price of a Nasdaq-100 Index® stock is adjusted on the ex-date for rights offerings if the rights are transferable and the offering has a subscription price on an equivalent per share basis that is less than the closing price of the underlying stock (the Nasdaq-100 Index® stock the right entitles a holder to purchase) on the day prior to the ex-date. The price of the Nasdaq-100 Index® stock is adjusted downward for the value of the right. The value of the right is equal to (1) (i) the previous last sale price of the underlying stock minus (ii) the sum of (a) the subscription price of the right plus (b) the cash dividend of the underlying stock, if any, divided by (2) the number of rights required to purchase one share plus one.
Corporate actions are implemented in the Nasdaq-100 Index® in accordance with the Nasdaq-100 Index® maintenance rules discussed above. The divisor will also be adjusted as a result of corporate actions that adjust either the price or shares of a Nasdaq-100 Index® stock. Nasdaq, Inc. will make announcements prior to the effective date of any corporate actions.
In the case of mergers and acquisitions, the index stock issuer may be removed the day following the shareholder vote or the expected expiration of the tender offer, provided the acquisition is not contested. In the event the acquisition is contested, the removal of the Nasdaq-100 Index® stock will occur as soon as reasonably practicable, once results have been received indicating that the acquisition will likely be successful.
If a company files for bankruptcy, the Nasdaq-100 Index® stock or stocks of the issuer will be removed from the Nasdaq-100 Index® as soon as practicable thereafter. The value of the Nasdaq-100 Index® stock will be considered $0.00000001 if no other applicable price can be observed on the Nasdaq Global Select Market or the Nasdaq Global Market.
Discretionary Adjustments
In addition to the above, Nasdaq, Inc. may, from time to time, exercise reasonable discretion as it deems appropriate in order to ensure Nasdaq-100 Index® integrity, including, but not limited to, changes to quantitative inclusion criteria. Nasdaq, Inc. may also, due to special circumstances, if deemed essential, apply discretionary adjustments to ensure and maintain the quality of the Nasdaq-100 Index® construction and calculation.
Market Disruption Events
If a Nasdaq-100 Index® stock does not trade on its primary listing market on a given day or such index market has not opened for trading, the most recent last sale price from the index market (adjusted for corporate actions, if any) is used. If a Nasdaq-100 Index® stock is halted from trading on its index market during the trading day, the most recent last sale price is used until trading resumes.

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®,
the Russell 2000® Index and the S&P 500® Index due January 22, 2027

Corrections and Calculations
The closing value of the Nasdaq-100 Index® may change up until 17:15:00 ET due to corrections to the last sale price of the Nasdaq-100 Index® stocks. In the event that a change has been made to the Nasdaq-100 Index® intraday, Nasdaq, Inc. will make an announcement describing such change. In the event a Nasdaq-100 Index® calculation has been corrected retroactively, an announcement will be provided.
License Agreement
We have entered into a non-exclusive license agreement with Nasdaq, Inc., which grants us a license in exchange for a fee to use the Nasdaq-100 Index® in connection with the issuance of certain securities, including the securities.
The securities are not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. The Corporations make no representation or warranty, express or implied to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. The Corporations’ only relationship to the Bank (“Licensee”) is in the licensing of the Nasdaq-100®, Nasdaq-100 Index®, and Nasdaq® trademarks or service marks, and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by the Corporations without regard to Licensee or the securities. The Corporations have no obligation to take the needs of the Licensee or the owners of the securities into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the securities.
The Corporations do not guarantee the accuracy and/or uninterrupted calculation of the Nasdaq-100 Index® or any data included therein. The Corporations make no warranty, express or implied, as to results to be obtained by licensee, owners of the securities, or any other person or entity from the use of the Nasdaq-100 Index® or any data included therein. The Corporations make no express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose or use with respect to the Nasdaq-100 Index® or any data included therein. Without limiting any of the foregoing, in no event shall the corporations have any liability for any lost profits or special, incidental, punitive, indirect, or consequential damages, even if notified of the possibility of such damages.
Historical Information
We obtained the closing levels of the Nasdaq-100 Index® in the graph below from Bloomberg, without independent verification.
The following graph sets forth daily closing levels of the Nasdaq-100 Index® for the period from January 1, 2018 to October 17, 2023. The closing level on October 17, 2023 was 15,122.01. The historical performance of the Nasdaq-100 Index® should not be taken as an indication of the future performance of the Nasdaq-100 Index®, and no assurance can be given as to the closing level of the Nasdaq-100 Index® on any day during the term of the securities. We cannot give you any assurance that the performance of the Nasdaq-100 Index® will result in any positive return on your initial investment.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®,
the Russell 2000® Index and the S&P 500® Index due January 22, 2027

The Russell 2000® Index
All disclosures contained in this pricing supplement regarding the Russell 2000® Index (the “RTY”), including, without limitation, its makeup, method of calculation, and changes in its components, have been derived from publicly available sources. The information reflects the policies of, and is subject to change by, the Frank Russell Company (“FTSE Russell”).
FTSE Russell, which owns the copyright and all other rights to the RTY, has no obligation to continue to publish, and may discontinue publication of, the RTY at any time. The RTY is determined, comprised, and calculated by FTSE Russell without regard to the securities, and FTSE Russell may discontinue publication of the RTY at any time. Neither we nor TDS accepts any responsibility for the calculation, maintenance or publication of the RTY or any successor index.
The RTY measures the performance of stocks of 2,000 companies in the U.S. equity market and is designed to track the performance of the small capitalization segment of the U.S. equity market. The RTY is a subset of the Russell 3000® Index, which is an index that measures the performance of the largest 3,000 U.S. companies, representing approximately 98% of the investable U.S. equity market. The RTY was set to 135 as of the close of business on December 31, 1986 and is calculated, maintained and published by FTSE Russell.
Select information regarding top constituents and industry and/or sector weightings may be made available by FTSE Russell on its website.
Selection of Stocks Underlying the RTY
All companies eligible for inclusion in the RTY must be classified as a U.S. company under FTSE Russell’s country-assignment methodology. If a company is incorporated, has a stated headquarters location and also trades on a “standard exchange” in the same country (American Depositary Receipts and American Depositary Shares are not eligible), then the company is assigned to its country of incorporation. If any of the three factors are not the same, FTSE Russell defines three Home Country Indicators (“HCIs”): country of incorporation, country of headquarters, and country of the most liquid exchange (as defined by a two-year average daily dollar trading volume). Using the HCIs, FTSE Russell compares the primary location of the company’s assets with the three HCIs. If the primary location of its assets matches any of the HCIs, then the company is assigned to the primary location of its assets. If there is insufficient information to determine the country in which the company’s assets are primarily located, FTSE Russell will use the primary country from which the company’s revenues are primarily derived for the comparison with the three HCIs in a similar manner. FTSE Russell uses an average of two years of assets or revenues data for this analysis to reduce potential turnover. If conclusive country details cannot be derived from assets or revenues data, FTSE Russell will assign the company to the country in which its headquarters (which is defined as the address of the company’s principal executive offices are located) unless that country is a Benefit Driven Incorporation “BDI” country, in which case the company will be assigned to the country of its most liquid stock exchange. BDI countries include: Anguilla, Antigua and Barbuda, Aruba, Bahamas, Barbados, Belize, Bermuda, Bonaire, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Curacao, Falkland Islands, Faroe Islands, Gibraltar, Guernsey, Isle of Man, Jersey, Liberia, Liechtenstein, Marshall Islands, Monaco, Panama, Saba, Sint Eustatius, Sint Maarten, Suriname and Turks and Caicos Islands. For any companies incorporated or headquartered in a U.S. territory, including countries such as Puerto Rico, Guam, and U.S. Virgin Islands, a U.S. HCI is assigned. A U.S.-listed company is not eligible for inclusion within the U.S. equity market if it has been classified by FTSE Russell as a China N share on the rank date of the index reconstitution. A company will be considered a China N share if the following criteria are satisfied: (i) the company is incorporated outside of the People’s Republic of China (the “PRC”), (ii) the company is listed on the NYSE, the Nasdaq or the NYSE American (formerly the NYSE MKT), (iii) over 55% of the revenue or assets of the company are derived from the PRC, and (iv) the company is controlled by a mainland Chinese entity, company or individual, provided that if the shareholder background cannot be determined with publicly available information, FTSE Russell will consider other criteria, including whether the establishment and origin of the company are in mainland China and whether the company is headquartered in mainland China. An existing China N Share which fails one or more of the following criteria will cease to be classified as a China N share: (i) the company is no longer incorporated outside the PRC, (ii) the company is no longer listed on the NYSE, the Nasdaq or the NYSE American, (iii) the percentages of revenue and assets derived from the PRC have both fallen below 45%, or (iv) the company is acquired by, or a controlling stake is held by, a non-Mainland Chinese state entity, company or individual. Only asset and revenue data from the most recent annual report is considered when evaluating whether a company should be classified a China N share (i.e., there will be no two year averaging).
FTSE Russell requires that all securities eligible for inclusion in the RTY trade on CBOE (formerly bats), NYSE, the Nasdaq exchange, NYSE American (formerly NYSE MKT) or NYSE Arca, each a “standard exchange”. Bulletin board, pink-sheets, and over-the-counter (“OTC”) traded securities are not eligible for inclusion. Stocks must trade at or above $1.00 on their primary exchange on the last trading day in May to be eligible for inclusion during annual reconstitution. However, in order to reduce unnecessary turnover, if an existing member’s closing price is less than $1.00 on the last day of May, it will be considered eligible if the average of the daily closing prices (from its primary exchange) during the month of May is equal to or greater than $1.00. If an existing index member does not trade on the rank day in May, it must price at $1.00 or above on another eligible U.S. exchange to remain eligible. Initial public offerings are added each quarter and must have a closing price on its primary exchange at or above $1.00 on the last day of their eligibility period in order to qualify for index inclusion.

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®,
the Russell 2000® Index and the S&P 500® Index due January 22, 2027

An important criteria used to determine the list of securities eligible for the RTY is total market capitalization, which is defined as the market price as of the last trading day in May for those securities being considered at annual reconstitution times the total number of shares outstanding. Where applicable, common stock, non-restricted exchangeable shares and partnership units/membership interests are used to determine market capitalization. Any other form of shares such as preferred stock, convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights, or trust receipts, are excluded from the calculation. If multiple share classes of common stock exist, they are combined. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. If multiple share classes exist, FTSE Russell will determine a primary trading vehicle, and the price of that primary trading vehicle (usually the most liquid) is used to calculate market capitalization.
Companies with a total market capitalization of $30 million or less are not eligible for the RTY. Similarly, companies with only 5% or less of their shares available in the marketplace are not eligible for the RTY. Royalty trusts, limited liability companies, closed-end investment companies, blank check companies, special-purpose acquisition companies, and limited partnerships are also not eligible for inclusion in the Russell U.S. Indices. Business development companies, exchange traded funds and mutual funds are also excluded. Bulletin board, pink-sheets, and OTC traded securities are not eligible for inclusion. Finally, to be eligible for the RTY a company must have average daily dollar trading volume that exceeds the global median, which is determined each reconstitution rank day by ranking all securities in investable countries by average daily dollar trading volume.
Annual reconstitution is a process by which the RTY is completely rebuilt. Based on closing levels of the company’s common stock on its primary exchange on the last trading day of May of each year, FTSE Russell reconstitutes the composition of the RTY using the then existing market capitalizations of eligible companies. Reconstitution of the RTY occurs on the last Friday in June or, when the last Friday in June is the 29th or 30th, reconstitution occurs on the prior Friday. In addition, FTSE Russell adds initial public offerings to the RTY on a quarterly basis based on market capitalization guidelines established during the most recent reconstitution.
After membership is determined, a security’s shares are adjusted to include only those shares available to the public. This is often referred to as “free float.” The purpose of the adjustment is to exclude from market calculations the capitalization that is not available for purchase and is not part of the investable opportunity set.
License Agreement
The Russell 2000® Index is a trademark of FTSE Russell and has been licensed for use by the Bank. The securities are not sponsored, endorsed, sold or promoted by FTSE Russell and FTSE Russell makes no representation regarding the advisability of investing in the securities.
FTSE Russell does not guarantee the accuracy and/or the completeness of the Russell 2000® Index or any data included in the Russell 2000® Index and has no liability for any errors, omissions, or interruptions in the Russell 2000® Index. FTSE Russell makes no warranty, express or implied, as to results to be obtained by the calculation agent, holders of the securities, or any other person or entity from the use of the Russell 2000® Index or any data included in the Russell 2000® Index in connection with the rights licensed under the license agreement described in this document or for any other use. FTSE Russell makes no express or implied warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the Russell 2000® Index or any data included in the Russell 2000® Index. Without limiting any of the above information, in no event will FTSE Russell have any liability for any special, punitive, indirect or consequential damages, including lost profits, even if notified of the possibility of these damages.
The securities are not sponsored, endorsed, sold or promoted by FTSE Russell. FTSE Russell makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Russell 2000® Index to track general stock market performance or a segment of the same. FTSE Russell’s publication of the Russell 2000® Index in no way suggests or implies an opinion by FTSE Russell as to the advisability of investment in any or all of the stocks upon which the Russell 2000® Index is based. FTSE Russell's only relationship to the Bank is the licensing of certain trademarks and trade names of FTSE Russell and of the Russell 2000® Index, which is determined, composed and calculated by FTSE Russell without regard to the Bank or the securities. FTSE Russell is not responsible for and has not reviewed the securities nor any associated literature or publications and FTSE Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. FTSE Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000® Index. FTSE Russell has no obligation or liability in connection with the administration, marketing or trading of the securities.
“Russell 2000®” and “Russell 3000®” are registered trademarks of FTSE Russell in the U.S. and other countries.

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®,
the Russell 2000® Index and the S&P 500® Index due January 22, 2027

Historical Information
We obtained the closing levels of the Russell 2000® Index in the graph below from Bloomberg, without independent verification.
The following graph sets forth daily closing levels of the Russell 2000® Index for the period from January 1, 2018 to October 17, 2023. The closing level on October 17, 2023 was 1,766.046. The historical performance of the Russell 2000® Index should not be taken as an indication of the future performance of the Russell 2000® Index, and no assurance can be given as to the closing level of the Russell 2000® Index on any day during the term of the securities. We cannot give you any assurance that the performance of the Russell 2000® Index will result in any positive return on your initial investment.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®,
the Russell 2000® Index and the S&P 500® Index due January 22, 2027

The S&P 500® Index
The S&P 500® Index (the “SPX”) includes a representative sample of 500 companies in leading industries of the U.S. economy. The 500 companies are not the 500 largest companies listed on the New York Stock Exchange (“NYSE”) and not all 500 companies are listed on the NYSE. The Index Sponsor, S&P Dow Jones Indices LLC, chooses companies for inclusion in the SPX with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. domiciled equity market. Although the SPX contains 500 constituent companies, at any one time it may contain greater than 500 constituent trading lines since some companies included in the SPX prior to July 31, 2017 may be represented by multiple share class lines in the SPX. The SPX is calculated, maintained and published by the Index Sponsor and is part of the S&P Dow Jones Indices family of indices. Additional information (including sectors and sector weights and top constituents) is available on the following website: spglobal.com/spdji/en/indices/equity/sp-500. We are not incorporating by reference the websites or any material they include in this document or any document incorporated herein by reference.
The Index Sponsor intends for the SPX to provide a performance benchmark for the large-cap U.S. domiciled equity markets. Constituent changes are made on an as-needed basis and there is no schedule for constituent reviews. Index additions and deletions are announced with at least three business days advance notice. Less than three business days’ notice may be given at the discretion of the S&P Index Committee. Relevant criteria for additions to the SPX that are employed by the Index Sponsor include: the company proposed for addition should have an unadjusted company market capitalization of $14.5 billion or more and a security level float-adjusted market capitalization of at least 50% of such threshold (for spin-offs, eligibility is determined using when-issued prices, if available); the float-adjusted liquidity ratio of the stock (defined as the annual dollar value traded divided by the float-adjusted market capitalization) should be greater than or equal to 0.75 at the time of the addition to the SPX and the stock should trade a minimum of 250,000 shares in each of the six months leading up to the evaluation date (current constituents have no minimum requirement), where the annual dollar value traded is calculated as the average closing price multiplied by the historical volume over the 365 calendar days prior to the evaluation date (reduced to the available trading period for IPOs, spinoffs or public companies considered to be U.S. domiciled for index purposes that do not have 365 calendar days of trading history on a U.S. exchange); the company must be a U.S. company (characterized as a Form 10-K filer with its U.S. portion of fixed assets and revenues constituting a plurality of the total and with a primary listing of the common stock on the NYSE, NYSE Arca, NYSE American (formerly NYSE MKT), Nasdaq Global Select Market, Nasdaq Select Market, Nasdaq Capital Market, Cboe BZX (formerly Bats BZX), Cboe BYX (formerly Bats BYX), Cboe EDGA (formerly Bats EDGA) or Cboe EDGX (formerly Bats EDGX) (each, an “eligible exchange”)); the proposed constituent has an investable weight factor (“IWF”) of 10% or more; the inclusion of the company will contribute to sector balance in the SPX relative to sector balance in the market in the relevant market capitalization range; financial viability (the sum of the most recent four consecutive quarters’ Generally Accepted Accounting Principles (GAAP) earnings (net income excluding discontinued operations) should be positive as should the most recent quarter); and, for IPOs, the company must be traded on an eligible exchange for at least twelve months (for former SPACs, S&P considers the de-SPAC transaction to be an event equivalent to an IPO, and 12 months of trading post the de-SPAC event are required before a former SPAC can be considered for inclusion in the SPX; spin-offs or in-specie distributions from existing constituents do not need to be traded on an eligible exchange for twelve months prior to their inclusion in the SPX). In addition, constituents of the S&P MidCap 400® Index and the S&P SmallCap 600® Index can be added to the SPX provided they meet the unadjusted company level market capitalization eligibility criteria for the SPX. Migrations from the S&P MidCap 400® Index or the S&P SmallCap 600® Index do not need to meet the financial viability, liquidity, or 50% of the SPX’s unadjusted company level minimum market capitalization threshold criteria. Further, constituents of the S&P Total Market Index Ex S&P Composite 1500 (which includes all eligible U.S. common equities except for those included in the SPX, the S&P MidCap 400® Index and the S&P SmallCap 600® Index) that acquire a constituent of the SPX, the S&P MidCap 400® Index or the S&P SmallCap 600® Index that do not fully meet all of the eligibility criteria may still be added to the SPX at the discretion of the S&P Index Committee if the merger consideration includes the acquiring company issuing stock to target company shareholders, and the S&P Index Committee determines that the addition could minimize turnover and enhance the representativeness of the SPX as a market benchmark. Certain types of organizational structures and securities are always excluded, including, but not limited to, business development companies (BDCs), limited partnerships, master limited partnerships, limited liability companies (LLCs), OTC bulletin board issues, closed-end funds, ETFs, ETNs, royalty trusts, tracking stocks, special purpose acquisition companies (SPACs), preferred stock and convertible preferred stock, unit trusts, equity warrants, convertible bonds, investment trusts, rights and American depositary receipts. SPX constituents are deleted from the SPX when they are involved in mergers, acquisitions or significant restructurings such that they no longer meet the inclusion criteria, and when they substantially violate one or more of the addition criteria. SPX constituents that are delisted or moved to the pink sheets or the bulletin board are removed, and those that experience a trading halt may be retained or removed in the Index Sponsor’s discretion. The Index Sponsor evaluates additions and deletions with a view to maintaining SPX continuity.
For constituents included in the SPX prior to July 31, 2017, all publicly listed multiple share class lines are included separately in the SPX, subject to, in the case of any such share class line, that share class line satisfying the liquidity and float criteria discussed above and subject to certain exceptions. It is possible that one listed share class line of a company may be included in the SPX while a second listed share class line of the same company is excluded. For companies that issue a second publicly traded share class to SPX share class holders, the newly issued share class line is considered for inclusion if the event is mandatory and the market capitalization of the distributed class is not considered to be de minimis.
As of July 31, 2017, companies with multiple share class lines are no longer eligible for inclusion in the SPX. Only common shares are considered when determining whether a company has a multiple share class structure. Constituents of the SPX prior to July 31, 2017 with multiple share class lines will be grandfathered in and continue to be included in the SPX. If a SPX constituent reorganizes into a multiple share class line structure, that company will be reviewed for continued inclusion in the SPX at the discretion of the S&P Index Committee.

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®,
the Russell 2000® Index and the S&P 500® Index due January 22, 2027

Calculation of the SPX
The SPX is calculated using a base-weighted aggregative methodology. The level of the SPX on any day for which a level is published is determined by a fraction, the numerator of which is the aggregate of the market price of each SPX constituent times the number of shares of such SPX constituent, and the denominator of which is the divisor, which is described more fully below. The “market value” of any SPX constituent is the product of the market price per share of that SPX constituent times the number of the then-outstanding shares of such SPX constituent that are then included in the SPX.
The SPX is also sometimes called a “base-weighted aggregative index” because of its use of a divisor. The “divisor” is a value calculated by the Index Sponsor that is intended to maintain conformity in SPX levels over time and is adjusted for all changes in the SPX constituents’ share capital after the “base date” as described below. The level of the SPX reflects the total market value of all SPX constituents relative to the SPX’s base date of 1941-43.
In addition, the SPX is float-adjusted, meaning that the share counts used in calculating the SPX reflect only those shares available to investors rather than all of a company’s outstanding shares. The Index Sponsor seeks to exclude shares held by long-term, strategic shareholders concerned with the control of a company, a group that generally includes the following: officers and directors and related individuals whose holdings are publicly disclosed, private equity, venture capital, special equity firms, asset managers and insurance companies with board of director representation, publicly traded companies that hold shares in another company, holders of restricted shares (except for shares held as part of a lock-up agreement), company-sponsored employee share plans/trusts, defined contribution plans/savings, investment plans, foundations or family trusts associated with the company, government entities at all levels (except government retirement or pension funds), sovereign wealth funds and any individual person listed as a 5% or greater stakeholder in a company as reported in regulatory filings (collectively, “strategic holders”). To this end, the Index Sponsor excludes all share-holdings (other than depositary banks, pension funds (including government pension and retirement funds), mutual funds, ETF providers, investment funds, asset managers that do not have direct board of director representation (including stakeholders who may have the right to appoint a board of director member but choose not to do so, stakeholders who have exercised a right to appoint a board of director “observer” even if that observer is employed by the stakeholder and stakeholders who have exercised a right to appoint an independent director who is not employed by the stakeholder), investment funds of insurance companies and independent foundations not associated with the company) with a position greater than 5% of the outstanding shares of a company from the float-adjusted share count to be used in SPX calculations.
The exclusion is accomplished by calculating an IWF for each SPX constituent that is part of the numerator of the float-adjusted index fraction described above:
IWF = (available float shares)/(total shares outstanding)
where available float shares is defined as total shares outstanding less shares held by strategic holders. In most cases, an IWF is reported to the nearest one percentage point. For companies with multiple share class lines, a separate IWF is calculated for each share class line.
Maintenance of the SPX
In order to keep the SPX comparable over time the Index Sponsor engages in an index maintenance process. The SPX maintenance process involves changing the constituents as discussed above, and also involves maintaining quality assurance processes and procedures, adjusting the number of shares used to calculate the SPX, monitoring and completing the adjustments for company additions and deletions, adjusting for stock splits and stock dividends and adjusting for other corporate actions. In addition to its daily governance of indices and maintenance of the SPX methodology, at least once within any 12 month period, the S&P Index Committee reviews the SPX methodology to ensure the SPX continues to achieve the stated objective, and that the data and methodology remain effective. The S&P Index Committee may at times consult with investors, market participants, security issuers included in or potentially included in the SPX, or investment and financial experts.
Divisor Adjustments
The two types of adjustments primarily used by the Index Sponsor are divisor adjustments and adjustments to the number of shares (including float adjustments) used to calculate the SPX. Set forth below under “Adjustments for Corporate Actions” is a table of certain corporate events and their resulting effect on the divisor and the share count. If a corporate event requires an adjustment to the divisor, that event has the effect of altering the market value of the affected SPX constituent and consequently of altering the aggregate market value of the SPX constituents following the event. In order that the level of the SPX not be affected by the altered market value (which could be an increase or decrease) of the affected SPX constituent, the Index Sponsor generally derives a new divisor by dividing the post-event market value of the SPX constituents by the pre-event SPX level, which has the effect of reducing the SPX’s post-event level to the pre-event level.
Changes to the Number of Shares of a Constituent
The index maintenance process also involves tracking the changes in the number of shares included for each of the index companies. Changes as a result of mandatory events, such as mergers or acquisition driven share/IWF changes, stock splits and mandatory distributions are not subject to a minimum threshold for implementation and are implemented when the transaction occurs. At the Index Sponsor’s discretion, however, de minimis merger and acquisition changes may be accumulated and implemented with the updates made with the quarterly share updates as described below. Material share/IWF changes resulting from certain non-mandatory corporate actions follow the accelerated implementation rule. Non-material share/IWF changes are implemented quarterly.

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®,
the Russell 2000® Index and the S&P 500® Index due January 22, 2027

Accelerated Implementation Rule
1. Public offerings. Public offerings of new company-issued shares and/or existing shares offered by selling shareholders, including block sales and spot secondaries, will be eligible for accelerated implementation treatment if the size of the event meets the materiality threshold criteria:
(a)	at least US $150 million, and
(b)	at least 5% of the pre-event total shares.
In addition to the materiality threshold, public offerings must satisfy the following conditions:
•	be underwritten.
•	have a publicly available prospectus, offering document, or prospectus summary filed with the relevant authorities.
•	have a publicly available confirmation from an official source that the offering has been completed.
For public offerings that involve a concurrent combination of new company shares and existing shares offered by selling shareholders, both events are implemented if either of the public offerings represent at least 5% of total shares and $150 million. Any concurrent share repurchase by the affected company will also be included in the implementation.
2. Dutch Auctions, self-tender offer buybacks, and split-off exchange offers. These nonmandatory corporate action types will be eligible for accelerated implementation treatment regardless of size once the final results are publicly announced and verified by S&P.
For companies with multiple share class lines, the criteria specified above apply to each individual multiple share class line rather than total company shares.
Exception to the Accelerated Implementation Rule
For non-mandatory corporate actions subject to the accelerated implementation rule with a size of at least US $1 billion, S&P will apply the share change, and any resulting IWF change, using the latest share and ownership information publicly available at the time of the announcement, even if the offering size is below the 5% threshold. This exception ensures that very large events are recognized in a timely manner using the latest available information.
Any non-fully paid or non-fully settled offering such as forward sales agreements are not eligible for accelerated implementation. Share updates resulting from completion of subscription receipts terms or the settlement of forward sale agreements are updated at a future quarterly share rebalancing.
All non-mandatory events not covered by the accelerated implementation rule (including but not limited to private placements, acquisition of private companies, and conversion of non-index share lines) will be implemented quarterly coinciding with the third Friday of the third month in each calendar quarter. In addition, events that were not implemented under the accelerated implementation rule but were found to have been eligible, (e.g. due to lack of publicly available information at the time of the event) are implemented as part of a quarterly rebalancing.
Announcement Policy
For accelerated implementation, the Index Sponsor will generally provide two (2) business days’ notice for all non-U.S. listed stocks and U.S. listed depositary receipts, and one (1) business days’ notice for all non-depositary receipt U.S. listed stocks.
IWF Updates
Accelerated implementation for events less than $1 billion will include an adjustment to the company’s IWF only to the extent that such an IWF change helps the new float share total mimic the shares available in the offering. To minimize unnecessary turnover, these IWF changes do not need to meet any minimum threshold requirement for implementation. Any IWF change resulting in an IWF of 0.96 or greater is rounded up to 1.00 at the next annual IWF review.
IWF changes will only be made at the quarterly review if the change represents at least 5% of total current shares outstanding and is related to a single corporate action that did not qualify for the accelerated implementation rule, regardless of whether there is an associated share change.
Quarterly share change events resulting from the conversion of derivative securities, acquisitions of private companies, or acquisitions of non-index companies that do not trade on a major exchange are considered to be available to investors unless there is explicit information stating that the new owner is a strategic holder.
Other than the situations described above, please note that IWF changes are only made at the annual IWF review.
Rebalancing Guidelines – Share/IWF Reference Date & Freeze Period
A reference date, after the market close five weeks prior to the third Friday in March, June, September, and December, is the cutoff for publicly available information used for quarterly shares outstanding and IWF changes. All shares outstanding and ownership information contained in public filings and/or official sources dated on or before the reference date are included in that quarter’s update. In addition, there is a freeze period on a quarterly basis for any changes that result from the accelerated implementation rules.

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®,
the Russell 2000® Index and the S&P 500® Index due January 22, 2027

Pro-forma files for float-adjusted market capitalization indices are generally released after the market close on the first Friday, two weeks prior to the rebalancing effective date. Pro-forma files for capped and alternatively weighted indices are generally released after the market close on the second Friday, one week prior to the rebalancing effective date. For illustration purposes, if rebalancing pro-forma files are scheduled to be released on Friday, March 5, the share/IWF freeze period will begin after the close of trading on Tuesday, March 9 and will end after the close of trading the following Friday, March 19 (i.e. the third Friday of the rebalancing month).
During the share/IWF freeze period, shares and IWFs are not changed and the accelerated implementation rule is suspended, except for mandatory corporate action events (such as merger activity, stock splits, and rights offerings). The suspension includes all changes that qualify for accelerated implementation and would typically be announced or effective during the share/IWF freeze period. At the end of the freeze period all suspended changes will be announced on the third Friday of the rebalancing month and implemented five business days after the quarterly rebalancing effective date.
Adjustments for Corporate Actions
There is a large range of corporate actions that may affect companies included in the SPX. Certain corporate actions require the Index Sponsor to recalculate the share count or the float adjustment or to make an adjustment to the divisor to prevent the level of the SPX from changing as a result of the corporate action. This helps ensure that the movement of the SPX does not reflect the corporate actions of individual companies in the SPX.
Spin-Offs
As a general policy, a spin-off security is added to the SPX on the ex-date at a price of zero (with no divisor adjustment) and will remain in the SPX for at least one trading day. The spin-off security will remain in the SPX if it meets all eligibility criteria. If the spin-off security is determined ineligible to remain in the SPX, it will generally be removed after at least one day of regular way trading (with a divisor adjustment). The weight of the spin-off being deleted is reinvested across all the SPX constituents proportionately such that the relative weights of all SPX constituents are unchanged. The net change in SPX market capitalization will cause a divisor change.
Companies that are spun off from a SPX constituent do not need to meet the eligibility criteria for new constituents, but they should be considered U.S. domiciled for SPX purposes. At the discretion of the S&P Index Committee, a spin-off company may be retained in the SPX if the S&P Index Committee determines it has a total market capitalization representative of the SPX. If the spin-off company’s estimated market capitalization is below the minimum unadjusted company market capitalization for the SPX but there are other SPX constituents that have a significantly lower total market capitalization than the spin-off company, the S&P Index Committee may decide to retain the spin-off company in the SPX.
Several additional types of corporate actions, and their related treatment, are listed in the table below.
Corporate Action	Treatment
SPX constituent addition/deletion
Addition
SPX constituents are added at the float market capitalization weight. The net change to the SPX market capitalization causes a divisor adjustment.
Deletion
The weights of all SPX constituents in the SPX will proportionally change. Relative weights will stay the same. The divisor will change due to the net change in the SPX market capitalization.

Change in shares outstanding	Increasing (decreasing) the shares outstanding increases (decreases) the market capitalization of the SPX. The change to the SPX market capitalization causes a divisor adjustment.
Split/reverse split	Shares outstanding are adjusted by split ratio. Stock price is adjusted by split ratio. There is no change to the SPX market capitalization and no divisor adjustment.
Change in IWF	Increasing (decreasing) the IWF increases (decreases) the market capitalization of the index. A net change to the SPX market capitalization causes a divisor adjustment.
Ordinary dividend	When a company pays an ordinary cash dividend, the SPX does not make any adjustments to the price or shares of the stock. As a result there are no divisor adjustments to the SPX.
Special dividend	The stock price is adjusted by the amount of the special dividend. The net change to the SPX market capitalization causes a divisor adjustment.

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®,
the Russell 2000® Index and the S&P 500® Index due January 22, 2027

Rights offering
All rights offerings that are in-the-money on the ex-date are applied under the assumption the rights are fully subscribed. The stock price is adjusted by the value of the rights and the shares outstanding are increased by the rights ratio. The net change in market capitalization causes a divisor adjustment.

Any company that is removed from the SPX, the S&P MidCap 400® Index or the S&P SmallCap 600® Index must wait a minimum of one year from its removal date before being reconsidered as a replacement candidate for the SPX.
Recalculation Policy
The Index Sponsor reserves the right to recalculate and republish the SPX at its discretion in the event one of the following issues has occurred: (1) incorrect or revised closing price of one or more constituent securities; (2) missed or misapplied corporate action; (3) incorrect application of SPX methodology; (4) late announcement of a corporate action; or (5) incorrect calculation or data entry error. The decision to recalculate the SPX is made at the discretion of the index manager and/or index committee, as further discussed below. The potential market impact or disruption resulting from a recalculation is considered when making any such decision. In the event of an incorrect closing price, a missed or misapplied corporate action, a late announcement of a corporate action, or an incorrect calculation or data entry error that is discovered within two trading days of its occurrence, generally the SPX is recalculated. In the event any such event is discovered beyond the two trading day period, the index committee shall decide whether the SPX should be recalculated. In the event of an incorrect application of the methodology that results in the incorrect composition and/or weighting of SPX constituents, the index committee shall determine whether or not to recalculate the SPX following specified guidelines. In the event that the SPX is recalculated, it shall be done within a reasonable timeframe following the detection and review of the issue.
Calculations and Pricing Disruptions
Closing levels for the SPX are calculated by the Index Sponsor based on the closing price of the individual constituents of the SPX as set by their primary exchange. Closing prices are received by the Index Sponsor from one of its third party vendors and verified by comparing them with prices from an alternative vendor. The vendors receive the closing price from the primary exchanges. Real-time intraday prices are calculated similarly without a second verification. Official end-of-day calculations are based on each stock’s primary market closing price. Prices used for the calculation of real time SPX levels are based on the “Consolidated Tape”. The Consolidated Tape is an aggregation of trades for each constituent over all regional exchanges and trading venues and includes the primary exchange. If there is a failure or interruption on one or more exchanges, real-time calculations will continue as long as the “Consolidated Tape” is operational.
If an interruption is not resolved prior to the market close, official closing prices will be determined by following the hierarchy set out in NYSE Rule 123C. A notice is published on the Index Sponsor website at spglobal.com indicating any changes to the prices used in SPX calculations. In extreme circumstances, the Index Sponsor may decide to delay SPX adjustments or not publish the SPX. Real-time indices are not restated.
Unexpected Exchange Closures
An unexpected market/exchange closure occurs when a market/exchange fully or partially fails to open or trading is temporarily halted. This can apply to a single exchange or to a market as a whole, when all of the primary exchanges are closed and/or not trading. Unexpected market/exchange closures are usually due to unforeseen circumstances, such as natural disasters, inclement weather, outages, or other events.
To a large degree, the Index Sponsor is dependent on the exchanges to provide guidance in the event of an unexpected exchange closure. The Index Sponsor’s decision making is dependent on exchange guidance regarding pricing and mandatory corporate actions.
NYSE Rule 123C provides closing contingency procedures for determining an official closing price for listed securities if the exchange is unable to conduct a closing transaction in one or more securities due to a system or technical issue.
3:00 PM ET is the deadline for an exchange to determine its plan of action regarding an outage scenario. As such, the Index Sponsor also uses 3:00 PM ET as the cutoff.
If all major exchanges fail to open or unexpectedly halt trading intraday due to unforeseen circumstances, the Index Sponsor will take the following actions:
Market Disruption Prior to Open of Trading:
(i)    If all exchanges indicate that trading will not open for a given day, the Index Sponsor will treat the day as an unscheduled market holiday. The decision will be communicated to clients as soon as possible through the normal channels. Indices containing multiple markets will be calculated as normal, provided that at least one market is open that day. Indices which only contain closed markets will not be calculated.
(ii)   If exchanges indicate that trading, although delayed, will open for a given day, the Index Sponsor will begin index calculation when the exchanges open.

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®,
the Russell 2000® Index and the S&P 500® Index due January 22, 2027

Market Disruption Intraday:
(i)    If exchanges indicate that trading will not resume for a given day, the SPX level will be calculated using prices determined by the exchanges based on NYSE Rule 123C. Intraday SPX levels will continue to use the last traded composite price until the primary exchange publishes official closing prices.
License Agreement
S&P® is a registered trademark of Standard & Poor’s Financial Services LLC and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by the Index Sponsor. “Standard & Poor’s®,” “S&P 500®” and “S&P®” are trademarks of Standard & Poor’s Financial Services LLC. These trademarks have been sublicensed for certain purposes by us. The S&P 500® Index is a product of the Index Sponsor and/or its affiliates and has been licensed for use by us.
The securities are not sponsored, endorsed, sold or promoted by the Index Sponsor, Standard & Poor’s Financial Services LLC or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the S&P 500® Index to track general market performance. S&P Dow Jones Indices’ only relationship to us with respect to the S&P 500® Index is the licensing of the S&P 500® Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third party licensors. The S&P 500® Index is determined, composed and calculated by S&P Dow Jones Indices without regard to us or the securities. S&P Dow Jones Indices have no obligation to take our needs or the needs of holders of the securities into consideration in determining, composing or calculating the S&P 500® Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the securities. There is no assurance that investment products based on the S&P 500® Index will accurately track S&P 500® Index performance or provide positive investment returns. S&P and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the securities currently being issued by us, but which may be similar to and competitive with the securities. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P 500® Index. It is possible that this trading activity will affect the value of the securities.
S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND US, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®,
the Russell 2000® Index and the S&P 500® Index due January 22, 2027

Historical Information
We obtained the closing levels of the S&P 500® Index in the graph below from Bloomberg, without independent verification.
The following graph sets forth daily closing levels of the S&P 500® Index for the period from January 1, 2018 to October 17, 2023. The closing level on October 17, 2023 was 4,373.20. The historical performance of the S&P 500® Index should not be taken as an indication of the future performance of the S&P 500® Index, and no assurance can be given as to the closing level of the S&P 500® Index on any day during the term of the securities. We cannot give you any assurance that the performance of the S&P 500® Index will result in any positive return on your initial investment.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®,
the Russell 2000® Index and the S&P 500® Index due January 22, 2027

Material U.S. Federal Income Tax Consequences
You should carefully review the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson, LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.
Due to the absence of statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities, no assurance can be given that the Internal Revenue Service (“IRS”) or a court will agree with the tax treatment described herein. Pursuant to the terms of the securities, the Bank and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the Indices with associated contingent coupon payments. If the securities are so treated, any contingent coupon payment paid on the securities would be treated as ordinary income includable in income by you in accordance with your regular method of accounting for U.S. federal income tax purposes, and upon the taxable disposition (including cash settlement) of your securities, you generally should recognize gain or loss equal to the difference between the amount realized on such taxable disposition (adjusted for amounts or proceeds attributable to any accrued and unpaid contingent coupon payments, which would be treated as ordinary income) and your tax basis in the securities. Such gain or loss should be long-term capital gain or loss if you have held your securities for more than one year (and otherwise, short-term capital gain or loss).
Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences – Alternative Treatments” in the product supplement.
The U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts”, such as the securities, and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative tax treatments of the securities and potential changes in applicable law.
An investment in the securities is not appropriate for non-U.S. holders because such an investment may result in significant adverse tax consequences. In particular, persons having withholding responsibility in respect of the securities may withhold on any contingent coupon payment paid to you, generally at a rate of 30%, and to the extent that we have (or an affiliate of ours has) withholding responsibility in respect of the securities, we intend to so withhold. This discussion does not otherwise address the tax consequences to non-U.S. holders of the ownership or disposition of the securities.

Market Linked Securities—Callable with Contingent Coupon
with Daily Observation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100 Index®,
the Russell 2000® Index and the S&P 500® Index due January 22, 2027

Validity of the Securities
In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special products counsel to TD, when the securities offered by this pricing supplement have been executed and issued by TD and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the securities will be valid and binding obligations of TD, enforceable against TD in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Canadian law, Fried, Frank, Harris, Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by McCarthy Tétrault LLP, Canadian legal counsel for TD, in its opinion expressed below. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the securities, authentication of the securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP dated March 4, 2022 filed as an exhibit to the Current Report on Form 6-K on March 4, 2022.
In the opinion of McCarthy Tétrault LLP, the issue and sale of the securities has been duly authorized by all necessary corporate action on the part of TD, and when this pricing supplement has been attached to, and duly notated on, the master note that represents the securities, the securities will have been validly executed and issued and, to the extent validity of the securities is a matter governed by the laws of the Province of Ontario, or the laws of Canada applicable therein, will be valid obligations of TD, subject to the following limitations: (i) the enforceability of the Indenture is subject to bankruptcy, insolvency, reorganization, arrangement, winding up, moratorium and other similar laws of general application limiting the enforcement of creditors’ rights generally; (ii) the enforceability of the Indenture is subject to general equitable principles, including the fact that the availability of equitable remedies, such as injunctive relief and specific performance, is in the discretion of a court; (iii) courts in Canada are precluded from giving a judgment in any currency other than the lawful money of Canada; and (iv) the enforceability of the Indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the Indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable thereto. In addition, this opinion is subject to: (i) the assumption that the Senior Indenture has been duly authorized, executed and delivered by, and constitutes a valid and legally binding obligation of, the Trustee, enforceable against the Trustee in accordance with its terms; and (ii) customary assumptions about the genuineness of signatures and certain factual matters all as stated in the letter of such counsel dated February 4, 2022, which has been filed as Exhibit 5.2 to the Registration Statement on Form F-3 filed by TD on February 4, 2022.